Exhibit 99.1

Information   contained  herein  is  subject  to  completion  or  amendment.   A
Registration Statement on Form 10-SB relating to these securities has been filed with the Securities and Exchange Commission.

           Preliminary and Subject to Completion, dated June __, 2005

                              INFORMATION STATEMENT

                          East West Distributors, Inc.

         DISTRIBUTION OF 2,156,855 SHARES OF COMMON STOCK

         We are furnishing this information statement to the stockholders of Meditech Pharmaceuticals, Inc. in connection with Meditech Pharmaceuticals, Inc.'s distribution to holders of its common stock of all outstanding shares of common stock of East West Distributors, Inc. At this time, East West Distributors, Inc. is a wholly-owned subsidiary of Meditech Pharmaceuticals, Inc. After the spin-off is completed, East West Distributors, Inc. will be owned by the stockholders of Meditech Pharmaceuticals, Inc. of record on the record date for the distribution. If you are a holder of record of Meditech Pharmaceuticals, Inc. common stock on February 17, 2005, which will be the record date for the distribution, you will be entitled to receive one share of our common stock for each share of Meditech Pharmaceuticals, Inc. common stock that you held on the record date. Immediately after the distribution is completed on the distribution date, we will be an independent public company. We expect the distribution to occur on [ ], 2005.

         No stockholder vote is required for the spin-off to occur. You are not required to take any action to receive the shares of our common stock to which you are entitled in the spin-off. This means that:

         o you do not need to pay any consideration to East West Distributors, Inc. or Meditech Pharmaceuticals, Inc.; and

         o you do not need to surrender or exchange any shares of Meditech Pharmaceuticals, Inc. common stock to receive your shares of our common stock.

         Currently, there is no public trading market for our common stock. Following the distribution, we expect to have our common stock traded on the OTC-Bulletin Board under the symbol [" "].

         As you review this information statement, you should carefully consider the matters described in "Risk Factors" beginning on page 7.

         NO  VOTE  OF   STOCKHOLDERS   IS  REQUIRED  IN  CONNECTION   WITH  THIS
DISTRIBUTION, NO PROXIES ARE BEING SOLICITED, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.

         The date of this information statement is June __, 2005. Meditech first mailed this information statement to its stockholders on or about June __, 2005.

         Stockholders of Meditech Pharmaceuticals, Inc. with inquiries related to the distribution should contact John D. Kuhns, Meditech, 558 Lime Rock Road, Lime Rock, Connecticut 06039 (860) 435-7000. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC.

                                EXPLANATORY NOTE

         We are furnishing this information statement solely to provide you with information regarding both the spin-off and our company. It is not an inducement or encouragement to buy or sell any securities of our company or Meditech.

         We were organized on December 13, 2004 for the purpose of effecting the distribution. We do not have an operating history as an independent public company, but own and conduct the pharmaceutical research and development business previously conducted by Meditech. After the distribution, we will be responsible for maintaining our own administrative functions. The financial information included herein may not necessarily reflect the results of operations, financial position and cash flows of the company in the future or what the results of operations, financial position and cash flows would have been had the company been a separate, stand-alone entity during the periods presented. All of the information relating to the company takes into account the transfer of substantially all of the assets of Meditech to the company that was effected January 31, 2005. Accordingly, the description of the company's business, and all facts and circumstances related thereto and described herein, is based primarily on the business activities of Meditech prior to such transfer.

         This information statement summarizes certain documents, but we refer you to the actual documents for a more complete understanding of the information we discuss in this information statement. You should rely only on the information contained in this information statement and such documents. We have not authorized any other person to provide you with information different from that contained in this information statement. We believe the information contained in this information statement is accurate as of its date. Therefore, you should assume that the information contained in this information statement is accurate only as of the date on the front cover of this information statement or other date stated in this information statement, regardless of the time of delivery of this information statement. Our business, financial condition, results of operations and prospects may have changed since that date, and neither we nor Meditech will update the information except in the normal course of our respective public disclosure obligations and practices or as specifically indicated in this information statement.

                                     SUMMARY

         This summary highlights selected information contained elsewhere in this information statement. Because this is only a summary, it does not contain all the information that may be important to you. You should read the following summary together with the more detailed information and combined financial statements and the notes to those statements included elsewhere in this information statement. In this information statement, except as noted herein or as the context may otherwise require, all references to the "spin-off" or the "distribution" are to the pro rata distribution by Meditech Pharmaceuticals, Inc. to its stockholders of all of the issued and outstanding shares of East West Distributors, Inc. common stock. "Meditech" refers to Meditech Pharmaceuticals, Inc. and "we", "us", the "company" and "our" refer to East West Distributors, Inc. and its subsidiaries.

Our Company

         We are a drug development company and our business is focused in the areas of research, development, and marketing in the biomedical industry, with an emphasis on anti-infective drugs. Anti-infective drugs are agents that inhibit or prevent infections. We have completed various stages in the planning and development of products containing our proprietary drugs Viraplex(R) and MTCH-24(TM).

         Our development activities since inception have included efforts to secure financing, create a management and business structure, and develop and test Viraplex(R) and MTCH-24(TM). MTCH-24(TM) has demonstrated positive preliminary test results against acne, citrus canker, herpes, and other viral and fungal problems. Citrus canker is a plant disease that causes loss of oranges, other citrus fruit trees, and some vegetables. Viraplex(R) has been tested against orofacial and genital herpes. Orofacial herpes affects the area around the mouth and face.

About our Revenues

         To date we have not generated any revenue from the sale of products. Revenues consisted entirely of a $25,000 fee paid to us by Immune Network, Limited in connection with the execution of our letter agreement dated February 3, 2000. Pursuant to the letter agreement, we granted INL an irrevocable option to license, develop and market several applications of MTCH-24(TM) and Viraplex
(R). In addition, pursuant to the letter agreement, INL was obligated to pay to us the sum of $100,000 upon execution of a definitive license agreement. Although we did not complete negotiations of the license, INL paid the $100,000, which was recorded as deferred revenue as of November 30, 2000. The letter agreement with INL has since expired.

Principal Executive Offices

         Our principal executive offices are located at 10105 E. Via Linda, #103, Scottsdale, AZ 85258. Our telephone number is (480) 614-2874. We were incorporated under the laws of the state of Nevada in 2004.

The Spin-Off

         The following is a brief summary of the terms of the spin-off.

Distributing Company                        Meditech  Pharmacueticals,  Inc., or
                                            Meditech.    After   the   spin-off,
                                            Meditech  will not own any shares of
                                            our common stock.

Spun-Off Company                            East  West  Distributors,  Inc.,  or
                                            East West. Currently, East West is a
                                            subsidiary  of  Meditech.  After the
                                            spin-off,   East   West  will  be  a
                                            separate,     independent     public
                                            company.

Securities to Be Distributed                Shares  of  our  common  stock,  par
                                            value  $0.001  per  share,  will  be
                                            distributed,  which  will  be all of
                                            the shares of East West common stock
                                            owned   by    Meditech    and   will
                                            constitute  all of our common  stock
                                            outstanding  immediately  before the
                                            spin-off.


Distribution                                Ratio One share of our common  stock
                                            for each  share of  Meditech  common
                                            stock  that you  hold on the  record
                                            date.

Record Date                                 February 17, 2005

Distribution Date                           [        ], 2005.

Trading Market                              Based upon an application filed by a
                                            market maker firm, we expect to have
                                            our common  stock  traded on the OTC
                                            Bulletin Board under the symbol [ ].

                                            No  public  market  for  our  common
                                            stock currently exists.

United States Federal Income Tax            Each   Meditech    stockholder   who
Consequences                                receives  our  common  stock  in the
                                            distribution  will be taxed as if he
                                            had received a cash  dividend  equal
                                            to  the  fair  market  value  of our
                                            common  stock  on  the  distribution
                                            date,   which  we   believe   to  be
                                            nominal.   See   "The   Spin-Off   -
                                            Material   United   States   Federal
                                            Income  Tax   Consequences   of  the
                                            Distribution".

Risk Factors                                The  distribution  and  ownership of
                                            East  West  common  stock   involves
                                            various risks. See "Risk Factors".


                    SUMMARY COMBINED FINANCIAL AND OTHER DATA

         We are a wholly owned subsidiary of Meditech, are currently inactive and have no historical financial data. The following table sets forth certain selected consolidated financial data of the pharmaceutical research and development business of Meditech that was transferred to us in connection with the spin-off, which have been derived from the consolidated financial statements of the pharmaceutical research and development business of Meditech that was transferred to us in connection with the spin-off as of February 28, 2005, for each of the three month periods ending February 28, 2005 and February 29, 2004, for each of the nine month periods ending February 28, 2005 and February 29, 2004 and for the period from May 4, 1982 to February 28, 2005. The combined statement of operations, combined balance sheet and other financial data as of February 28, 2005, for each of the three month periods ending February 28, 2005 and February 29, 2004, for each of the nine month periods ending February 28, 2005 and February 29, 2004 and for the period from May 4, 1982 to February 28, 2005 have been derived from unaudited combined financial statements included elsewhere in this information statement. In our opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Our interim financial results might not be indicative of our full-year results. The combined financial statements reflect other transactions with Meditech and its affiliates on the basis determined by Meditech. You should read the information presented below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our combined financial statements and related notes included elsewhere in this information statement.

                  MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                          (Development Stage Companies)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

                                                              February 28, 2005
                                                              -----------------
                       ASSETS
Current assets:



        Total assets                                          $            --
                                                              =================

        LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:

    Accounts payable and accrued expenses                     $            --
    Accrued compensation                                                   --
    Advances from affiliates                                               --
                                                              -----------------


        Total current liabilities                                          --


        Total stockholders' deficit                                        --
                                                              -----------------
        Total liabilities and stockholders' deficit           $            --
                                                              =================


                  MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                          (Development Stage Companies)
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                                                                                                                  For the
                                                                                                                 Period May
                                                                                                                  14, 1982
                                            For The Three    For The Three     For The Nine     For The Nine      (Date of
                                             Months Ended     Months Ended     Months Ended     Months Ended     Inception)
                                             February 28,     February 29,     February 28,     February 29,     to February
                                                 2005             2004             2005             2004           28, 2005
                                            -------------    -------------    -------------    -------------    -------------
Revenue                                     $        --      $        --      $        --      $        --            152,132
                                            -------------    -------------    -------------    -------------    -------------
Total Operating expenses                           44,041           69,426          138,626          223,403       16,355,610
                                            -------------    -------------    -------------    -------------    -------------

Other income (expense):
Interest expense                                     --               --                (15)              65       (3,439,389)
Interest income                                        23                4               56             --            305,899
Other income, net                                    --               --               --               --             81,612
Gain on forgiveness of debt                     2,278,158        2,278,158        2,278,158
Gain on write-down of accounts payable               --               --               --               --          1,405,232
                                            -------------    -------------    -------------    -------------    -------------

Total other income (expenses)                   2,278,181                4        2,278,199               65          631,513
                                            -------------    -------------    -------------    -------------    -------------

Net (loss) income                           $   2,425,440    $     (69,421)   $   2,330,873    $    (223,338)   $ (15,050,865)
                                            =============    =============    =============    =============    =============


Net (loss) income per common share -
basic and diluted                           $         0.3    $        --      $         0.2    $        --
                                            =============    =============    =============    =============

                                  RISK FACTORS

         You should carefully consider the risks described below and all the other information contained in this information statement in evaluating our company and common stock. Any of the following risks, as well as additional risks and uncertainties not currently known to us or that we currently deem immaterial, could materially and adversely affect our business and operations. This information statement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below or elsewhere in this information statement.

Risks Related to our Spin-Off from Meditech

The market price for our common stock may be volatile, and you may not be able to sell our stock at a favorable price.

         There has been no public market for our common stock prior to the spin-off. An active public market for our common stock may not develop or be sustained after the spin-off. The price of our common stock in any such market may be higher or lower than the initial trading price. Many factors could cause the market price of our common stock to rise and fall, including the following:

         o        variations in our quarterly results;

         o announcements of technological innovations by us or by our competitors;

         o introductions of new products or new pricing policies by us or by our competitors;

         o        acquisitions   or   strategic   alliances  by  us  or  by  our
                  competitors;

         o        recruitment or departure of key personnel;

         o        the gain or loss of significant orders;

         o changes in the estimates of our operating performance or changes in recommendations by any securities analysts that elect to follow our stock; and

         o        market conditions in our industry, and the economy as a whole.

Substantial sales of our common stock following the spin-off, or the perception that such sales might occur, could depress the market price of our common stock.

         Substantially all of the shares of our common stock distributed in the spin-off will be eligible for immediate resale in the public market. Any sales of substantial amounts of our common stock in the public market, or the perception that such sales might occur, could depress the market price of our common stock. We are unable to predict whether substantial amounts of our common stock will be sold in the open market following the spin-off.

Risks Related to our Company

Our Predecessor has no recent history operating as an independent company upon which you can evaluate us.

         We have been operating as a wholly-owned subsidiary of Meditech since January 2005. As an independent company following the spin-off, our ability to satisfy our obligations and maintain profitability will be solely dependent upon the future performance of the businesses we own and operate, and we will not be able to rely upon the capital resources and cash flows of those business lines remaining with Meditech. In addition, Meditech has historically performed or assisted in the performance of many corporate functions for us. Following the spin-off, Meditech will have no obligation to perform these functions for us. If we do not have in place our own systems and business functions, or if we do not have agreements with other providers of these services we may not be able to operate our business effectively and our profitability may decline. We are in the process of creating our own, or engaging third parties to provide, corporate functions to replace many of the corporate functions Meditech currently provides us. We may not be successful in fully implementing these corporate functions or in transitioning data from Meditech's systems to ours. In addition, we may incur costs for these functions that are higher than the amounts reflected in our historical financial statements.

Our Predecessor has a history of operating losses and limited product revenues and we may never become profitable.

         Despite our predecessor's efforts our predecessor ran out of funds in 1986 when there was a down turn in the stock market. From 1987 to 1999 our predecessor had very limited operations and conducted minimal research in order to keep our projects alive. Consequently, we have a limited operating history upon which potential investors may evaluate our performance. To date, we have generated an accumulated deficit of more than $ 15,050,865. For the years ended May 31, 2004 and 2003, we incurred net losses of approximately $307,866 and $612,894, respectively and for the nine months ended February 28, 2005, our loss before gain on forgiveness of debt was $138,626. In addition, our future operations may not be profitable. We must consider the likelihood of our success relative to the problems, difficulties, complications, and delays frequently encountered in connection with the development and operation of a new business, and the significant change in strategy toward increased licensing for over-the-counter products.

We expect that our operating expenses will increase significantly during the next several years as we develop our products, increase our sales and marketing activities, and increase our general and administrative functions to support our growing operations.

         With increased expenses, we will need to generate significant additional revenues to achieve profitability. We cannot be certain that we will obtain a high enough volume of purchases in the future to generate sufficient revenues and achieve profitability. If we do not obtain adequate financing to fund our future operations and to complete development and introduce products we may not be able to successfully implement our business plan.

         The costs of conducting clinical trials are high. We may need to raise additional funds in the future to:

         o        Continue our research development efforts;

         o        Obtain regulatory approvals of our products;

         o        Obtain additional patents for our products;

         o        Respond to competitive relationships; and

         o Acquire complementary businesses, technologies, content or product.

         Although it is difficult to estimate the amount of additional financing we will require, we anticipate that over the next two years we will need approximately $1 million to complete our product development, $1.5 million for marketing, sales and commercialization expenses and $3.4 million for working capital and general corporate purposes. This estimate could increase or the allocations could change if we start a new study for Viraplex(R). These conditions include the continuing effectiveness of a registration statement covering the resale of the shares sold under the Investment Agreement and a limitation on the number of shares we may issue based on the volume of trading in our common stock. We anticipate that our future cash requirements may be fulfilled by improved sales of product, the sale of additional equity securities and/or debt financing. However, we cannot assure you that additional financing will be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, our ability to fund our research and development, take advantage of unanticipated opportunities, develop or enhance our products or otherwise respond to competitive pressures would be significantly limited. If we raise additional funds by issuing equity or convertible debt securities, the percentage ownership of our stockholders will be reduced, and these securities may have rights, preferences or privileges senior to those of our stockholders.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

         Meditech's independent certified public accountants have stated in their report included in Meditech's Form 10-KSB filed August 30, 2004, that the consolidated financial statements therein had been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements, the company incurred a loss of $307,866 during the year ended May 31, 2004, had a cash balance of approximately $58,964, and had a deficit accumulated during the development stage of approximately $17.4 million and a stockholders' deficit of approximately $8.4 million at May 31, 2004. For the nine month period ended February 28, 2005, the company incurred loss before gain on forgiveness of debt of $138,626. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

We have not completed the development of any products and, as a result, we have had no revenues from the sale of products since inception and we do not expect to be profitable for several more years.

         We halted testing on Viraplex(R) and MTCH-24(TM) in 1987 due to a lack of funds. We notified the Food and Drug Administration of our plan to cease testing of our products and the Investigative New Drug Application for Viraplex(R) was put on hold. Although it would be possible to reopen the INDA, the technology has changed drastically since 1987, and it may be more economical and practical to start a completely new study. We believe that this would cost between $3 and 5 million. We would engage a reputable testing facility to complete testing of our products. With regards to Viraplex(R), we hope to reopen the National Cancer Institute studies, which would require approximately $100,000 to complete the reformulation of the compound into a more soluble form. We believe that this would require a new patent application because the reformulation would be considered to be a new drug. In connection with MTCH-24(TM), we plan to market this product as an over-the-counter treatment for the Herpes Simplex I virus. We believe that a limited claims product could be marketed without the need to obtain further FDA approval. However, after introducing the limited claims product we plan to pursue an over-the-counter New Drug Application so that we can make greater claims regarding our products. We estimate that the cost related to this undertaking is approximately $800,000. We also plan to market MTCH-24(TM) as an agricultural pesticide. This would require further testing which we believe would cost approximately $250,000.

         As a result of our failure to complete the development of our products, we have not generated any significant revenues from the sale of products. We also hope to release our initial products through licensing arrangements with larger retail product companies within the next two years. As a result, we are dependent on the financial resources and marketing capabilities of third parties and we cannot give you any assurances that we will successfully bring our products to market.

If we do not obtain governmental approvals for our products, we will be unable to market them.

         The marketing of Viraplex(R) and MTCH-24(TM) involves claims that such products act as antiviral and antibacterial agents and are effective against retroviruses such as herpes, Epstein-Barr virus, cytomegalovirus (one of the herpes viruses that causes localized or widespread diseases in humans), and citrus canker. Under FDA rules, we are required to obtain scientific data to support any health claims we make concerning our products. We have completed Phase I and Phase II clinical testing for the FDA on both products and are approved to enter into clinical trials.

         We will not be able to commercialize our products until we have acceptable clinical trial results and regulatory approval from the FDA and foreign regulatory authorities. The FDA and other regulatory authorities require that the safety and efficacy of a drug be supported by results from adequate and well-controlled clinical trials before approval for commercial sale. If the results of the clinical trials of our products do not demonstrate that they are safe and effective (specifically, that the results show that the product is statistically significant in altering the course of the disease), we will not be able to submit to the FDA a NDA or other relevant applications for pre-market approval. Further, the results of pre-clinical testing and initial clinical trials do not necessarily predict how safe and effective a product will be when it is evaluated in large-scale Phase III clinical trials. It is possible that unacceptable side effects may be discovered at any time. A number of companies have suffered significant setbacks in advanced clinical trials, despite promising results in earlier trials.

         Even if we believe the clinical trials demonstrate the safety and efficacy of a product, the FDA and other regulatory authorities may not accept our assessment of the results. In order to demonstrate the safety and efficacy of the products we may have to conduct additional clinical trials beyond those currently planned. The process of obtaining regulatory clearances or approvals is costly and time-consuming.

We may experience difficulties in the introduction of new products that could result in our having to incur significant unexpected expenses or delay the launch of new products.

         We cannot predict how long our pre-clinical and clinical trials will take or whether they will be successful. The rate of completion of the clinical trials for our products depends on many factors, including obtaining adequate clinical supplies and the rate of patient recruitment. Patient recruitment is a function of many factors, including the size of the patient population, the proximity of patients to clinical sites, and the eligibility criteria for patients who may enroll in the trial. We may experience increased costs, program delays, or both, if there are delays in patient enrollment in the clinical trials.

         Our compounds and products are in various stages of development. These development stage products and compounds may not be completed in time to allow production or marketing due to the inherent risks of new product and pharmaceutical development, limitations on financing, competition, loss of key personnel and other factors. Although we may license some of our compounds and products at their current stage of development, we cannot give you any assurance that we will be able to do so. Unanticipated clinical or regulatory obstacles can arise at any time and result in lengthy and costly delays or in a determination that further development is not feasible.

         The development of our products and compounds has taken longer than anticipated and could be additionally delayed. Therefore, there can be no assurance of timely completion and introduction of improved products on a cost-effective basis, or that such products, if introduced, will achieve market acceptance such that, in combination with existing products, they will sustain us or allow us to achieve profitable operations.

If MTCH-24(TM) and Viraplex(R) do not gain widespread market acceptance, our anticipated sales and results of operations will suffer.

         Preliminary studies indicate that MTCH-24(TM) and Viraplex(R) are effective against a wide range of retroviruses including herpes, citrus canker, cytomegalovirus, and other viral and bacterial agents. However, we cannot guarantee that the products will achieve widespread acceptance by the market. If any unanticipated problem arises concerning the efficacy of MTCH-24(TM) or Viraplex(R), or the products fail to achieve widespread market acceptance for any reason, this will adversely affect our prospects for our future operating results.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues.

         In order to maximize potential growth in our market opportunities, we believe that we must expand our manufacturing and marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

Our products and the processes we use could expose us to substantial liability.

         Product liability could arise from claims by users of our products or of products manufactured by processes we developed, or from manufacturers or other selling our products, either directly or as a component of other products. We do not have any insurance coverage for these risks at this time. When, and if, we acquire product liability insurance, we cannot give you any assurance that it will be adequate to protect us or that the insurance coverage will continue to be available on reasonable terms.

We depend on our key management personnel and the loss of their services could harm our business.

         We place substantial reliance upon the efforts and abilities of our chief executive officer, Gerald N. Kern. The loss of the services of our chief executive officer could have a material adverse effect on our business, operations, revenues or prospects. We do not maintain and we do not intend to obtain key man like insurance on the life of our chief executive officer.

We have limited personnel resources and we must attract and retain qualified employees to succeed in our business plan.

         We currently have only one employee. Other employees with necessary skills have discussed joining the company upon re-financing, if and when completed, but may not actually do so. If they do not, we will need to recruit and retain professional and technical staff to ensure that we have the range of skills necessary to operate and maintain our business.

         Current economic conditions make it difficult to attract, compensate and retain qualified employees. We expect to hire additional personnel in all segments of our business and in all of the markets in which we conduct our business. Our success will depend on getting the right people involved in our continued growth and development. Our business could be materially adversely affected if we are not able to attract new, qualified employees, or retain and motivate our existing employee.

Failure to license our products could seriously hinder our ability to further develop our products and market them successfully.

         If we do not negotiate acceptable collaborative arrangements for our principal products, we will lack the funds to further develop them. We do not have internal marketing and sales capabilities and will need to rely on collaborative partners to market and sell any products that we may successfully develop. Even if we find collaborative partners, we may not be able to completely control the amount and timing of resources our collaborative partners will devote to these activities. We intend to seek collaborative arrangements for MTCH-24(TM) and Viraplex(R) to help cover the cost of development, but we do not know whether we will be successful. If we cannot find collaborative relationships or other sources of financing we may not be able to continue some of our development programs and would be forced to sell assets, including technology, to raise capital.

We may expand our business into international markets and this will expose us to the risks associated with doing business in emerging markets, such as the risk of political, civil and economic instability.

         A key part of our business plan is to sell our products in international markets. To date, we have no experience in developing and marketing our products internationally. International markets we have selected may not develop at a rate that supports our level of investment.

         In addition, we will face certain risks in doing business on an international level, including:

         o        Unexpected changes in regulatory requirements;

         o        Trade barriers;

         o Difficulties in staffing and managing foreign operations because of language and cultural differences;

         o        Longer payment cycles;

         o        Currency exchange rate fluctuations;

         o        Problems in collecting accounts receivable;

         o        Political and economic instability;

         o        Import and export restrictions;

         o        Seasonal fluctuations in business activity; and

         o        Adverse tax consequences.

         These risks are dynamic and difficult to quantify.

Risks Related to Our Common Stock

We have not paid any dividends since inception and have no current plans to pay any dividends, other than in connection with the Distribution.

         We have never declared or paid any cash dividends on our common stock since our inception. We currently intend to retain any future earnings for funding growth and therefore, do not expect to pay any dividends in the foreseeable future, other than in connection with the distribution.

The substantial number of shares of our common stock that are eligible for future sale in the public market could adversely affect prevailing market prices of our common stock or limit our ability to raise additional capital.

         Future sales of substantial amounts of our common stock in the public market, or the perception that these sales might occur, could adversely affect the prevailing market price of our common stock or limit our ability to raise additional capital. We currently have 1,000 shares of our common stock issued and outstanding.

         No precise prediction can be made of the effect, if any, that market sales of our common stock or the future availability of shares for sale will have on the market price of our common stock from time to time. Sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices and limit our ability to raise additional capital.

Our stock price will fluctuate after this offering, which could result in substantial losses for investors.

         The market price for our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include:

         o        Quarterly variations in operating results;

         o        Changes in financial estimates by securities analysts;

         o        Announcements  by us  or  our  competitors  of  new  products,
                  significant     contracts,     acquisitions    or    strategic
                  relationships;

         o        Disputes concerning our patents or proprietary rights;

         o        Publicity about our company, our products or our competitors;

         o        Publicity   regarding  actual  or  potential  medical  results
                  relating  to  products   under   development   by  us  or  our
                  competitors;

         o        Additions or departures of key personnel;

         o        Any future sales of our common stock or other securities; and

         o Stock market price and volume fluctuations of publicly-traded companies

         These and other external factors have caused and may continue to cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock.

         In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their securities. If securities class action litigation is brought against us it could result in substantial costs and a diversion of our management's attention and resources, which could hurt our business.

Our common stock is subject to penny stock regulation that may affect the liquidity for our common stock.

         Our common stock is subject to regulations of the Securities and Exchange Commission relating to the market for penny stocks. These regulations generally require that a disclosure schedule explaining the penny stock market and the risks associated therewith be delivered to purchasers of penny stocks and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and could limit your ability to sell your securities in the secondary market.

Trading in our common stock on the OTC Bulletin Board may be limited thereby making it more difficult for investors to resell their shares of our common stock.

         Our common stock trades on the OTC Bulletin Board. The OTC Bulletin Board is not an exchange and, because trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on an exchange or Nasdaq, you may have difficulty reselling any of the shares that you receive in connection with the distribution.

Risks Related to our Industry

Intense competition from existing and new entities may adversely affect our revenues and profitability.

         If we are able to bring our products to market, we will compete with pharmaceutical companies, many of whom are developing or can be expected to develop products similar to ours. One competitor is Burroughs-Wellcome, Co. which produces Zovirax(R), an FDA-approved drug that is currently available by prescription, for the treatment of herpes infections. Although this product competes with Viraplex(R) its application is much more limited. Unlike Viraplex(R), Zovirax(R) can only be used in selected cases of genital and mucocutaneous herpes and is limited to specific usage. Viraplex's(R) application is much broader. Other current competitors include Uniliver (with Vaseline Intensive lip care), Avanir Pharmaceuticals (with Docusanol) and Blistex.

         Many pharmaceutical companies and other researchers have announced their intention to introduce, or are believed to be in the process of developing a variety of products that may perform some or all of the functions of proposed Viraplex(R) and MTCH-24(TM) products. Competing products are already available for many of the functions of proposed MTCH-24(TM) products.

         Many of our competitors are more established than we are, have significantly greater financial, technical, marketing and other resources than we. Some of our competitors have greater name recognition and a larger customer base. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. We intend to create greater brand awareness for our brand name so that we can successfully compete with these competitors. We cannot assure you that we will be able to compete effectively with current or future competitors or that the competitive pressures we face will not harm our business.

Effective trademark, patent and trade secret protection may be unavailable in every country in which we do or plan to do business, therefore protection of our intellectual property rights is uncertain and we may be unable to prevent others from developing similar products or using our marks.

         We regard our service marks, trademarks, trade secrets, patents and similar intellectual property as critical to our success. We rely on trademark, patent and trade secret law, as well as confidentiality and license agreements with our customers, partners and others to protect our proprietary rights. We have received trademark and patent protection for our products in the United States, Canada and Italy. However, effective trademark, service mark, patent and trade secret protection may not be available in every country in which we sell or will sell our products. Therefore, the steps we take to protect our proprietary rights may be inadequate and we cannot give you any assurance that our competitors will not independently develop formulations and processes that are substantially equivalent or superior to our own.

                           FORWARD-LOOKING STATEMENTS

         This information statement contains "forward-looking statements". All statements other than statements of historical fact are "forward-looking statements". Forward-looking statements may include the words "may", "will", "estimate", "intend", "continue", "believe", "expect", "plan" or "anticipate" and other similar words. Such forward-looking statements may be contained in the sections "Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business", among other places. Forward-looking statements include statements concerning:

         o        future results of operations;

         o        future cash flows and liquidity;

         o        future capital expenditures;

         o competitive pressures and general economic and financial conditions; and

         o        any assumptions underlying any of the foregoing.

         Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in this information statement. Each forward-looking statement speaks only as of the date of the particular statement. We urge you to review carefully the section "Risk Factors" in this information statement for a more complete discussion of the risks of owning our common stock.

                                  THE SPIN-OFF

Reasons for the Spin-Off

         Meditech's board of directors decided to pursue the spin-off primarily for the following reasons:

         o Meditech's desire to pursue a strategic reorganization with an operating company in a line of business other than the pharmaceutical research and development area;

         o the senior management and board of directors of each company will be able to more fully focus on its separate business environment with a resulting increase in accountability for decisions;

         o each business will be able to more directly align the interests of its key employee(s) with those of public investors by providing equity based compensation to the employee(s) and providing incentives that are tied to different types of businesses;

         o each business will have the ability to strengthen its capital structure to provide the flexibility to pursue its strategic objectives;

         o investors should be able to evaluate better each company's financial performance and strategies based on the merits and prospects of its independent business, thereby enhancing the likelihood that both companies will achieve appropriate market valuations; and

         o        separate  trading of each company's  stock should increase the
                  flexibility   for  each   company   to  issue  its  equity  as
                  consideration in future acquisitions and alliances.

The Spin-Off of East West from Meditech

Contribution of Meditech's Research and Development Business

         We are currently a wholly-owned subsidiary of Meditech. We were incorporated on December 13, 2004 in preparation for our spin-off from Meditech. On the terms and conditions set forth in the assignment agreement between Meditech and us, Meditech agreed to transfer to us generally all of its assets, and we have agreed to assume generally all of the liabilities, comprising the pharmaceutical research and development business of Meditech.

Description of the Spin-Off

         On February 28, 2005, the board of directors of Meditech approved proceeding with the spin-off of East West from Meditech. To effect the spin-off, on [ ], 2005, the Meditech board of directors will declare a dividend to holders of record of Meditech common stock on February 17, 2005, the record date, of all the shares of our common stock that Meditech will own on the date of the distribution. These shares will represent 100% of our outstanding common stock immediately before the distribution. The distribution is expected to be effective on [ ], 2005. After the distribution, holders of Meditech common stock of record on the record date will own East West common stock as well as continue to own Meditech common stock.

The Number of Shares You Will Receive

         For each share of Meditech common stock that you own on the record date, you will receive one share of East West common stock. Please note that if you sell your shares of Meditech common stock between the record date and the distribution date in the OTC market, you will not be selling your right to receive the dividend of shares of East West common stock in the distribution. Please see "Trading of Our Common Stock" in the section below.

When and How You Will Receive the Dividend

         You must be a stockholder of Meditech on the record date in order to participate in the distribution. No other action is necessary on your part in order to receive the shares of our common stock in the distribution. You do not need to pay any consideration to Meditech or us, and you do not need to surrender or exchange any shares of Meditech stock in order to receive your shares of our common stock in the distribution. The distribution will not affect the number of outstanding shares of Meditech stock or the number of shares of Meditech stock that you own. DO NOT SEND YOUR STOCK CERTIFICATES TO MEDITECH OR US. If you own Meditech common stock through a broker or other nominee, your shares of our common stock will be credited to your account by the broker or other nominee.

Results of the Distribution

         After the distribution, we will be a separate, independent public company owning and operating what has previously been Meditech's pharmaceutical research and development business. Immediately after the distribution, we expect to have approximately 2,484 holders of record of our common stock and 2,156,855 shares of our common stock outstanding, based on the number of record stockholders and outstanding shares of Meditech common stock on February 17, 2005, excluding treasury stock.

Trading of Our Common Stock

         No public market for our common stock currently exists. We expect to have our common stock traded on the OTC Bulletin Board under the symbol [" "].

Transferability of East West Stock

         The shares of our common stock that you receive will be not be freely transferable unless you sell such shares pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an exemption from the registration requirements of the Securities Act, such as exemptions afforded by
Section 4(1) of the Securities Act or Rule 144 thereunder. The shares of our common stock that you receive may be subject to different restrictions if you have a special relationship or affiliation with us. You may be considered our affiliate after the distribution if you are an individual or entity that controls, is controlled by or is under common control with us. This will include our directors and some or all of our officers. If you are an affiliate, you will be permitted to sell your shares only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as exemptions afforded by Section 4(1) of the Securities Act or Rule 144 thereunder.

Material United States Federal Income Tax Consequences of the Distribution

         The following is a summary of certain material U.S. federal income tax consequences resulting from the distribution to holders of Meditech common stock that are United States persons for U.S. federal income tax purposes. Holders of Meditech common stock that are not United States persons may have different tax consequences than those described below and are urged to consult their tax advisors regarding the tax treatment to them under relevant non-U.S. tax law.
This discussion is based upon the Code, existing and proposed Treasury Regulations promulgated thereunder and current administrative rulings and court decisions, all as in effect as of the date this Information Statement is issued, and all of which are subject to change, possibly with retroactive effect. Neither Meditech nor we have requested a ruling from the Internal Revenue Service with respect to the tax consequences of the distribution to either Meditech, us, or you, and neither Meditech nor we have obtained an opinion of counsel on such matters.

         This summary does not discuss all U.S. federal income tax considerations that may be relevant to particular stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, banks, insurance companies, tax-exempt organizations, employee benefit plans and non-United States persons. Further, this summary is limited to holders that hold their Meditech common stock as a capital asset within the meaning of section 1221 of the Code (generally, assets held for investment). In addition, this summary does not address the tax consequences of the distribution under U.S. state or local law or under non-U.S. tax laws, or the tax consequences of transactions effectuated prior to or after the distribution (whether or not such transactions are undertaken in connection with the distribution). CONSEQUENTLY, YOU ARE ENCOURAGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE CONSEQUENCES OF THE DISTRIBUTION TO YOU.

         The distribution will be a taxable transaction to Meditech and the Meditech stockholders. Accordingly, for federal income tax purposes:

         o Meditech will recognize gain (but not loss) equal to the difference between its basis in our common stock and the fair market value of our common stock;

         o each Meditech stockholder will be treated as if he had received a taxable distribution in an amount equal to the fair market value of our common stock received (which we believe to be nominal), which will result in (i) a dividend to the extent of his pro rata share of Meditech's current or accumulated earnings and profits (if any), (ii) a reduction in his basis in his Meditech common stock to the extent the amount received exceeds his share of Meditech's earnings and profits, and
                  (iii) a gain (which will generally be a capital gain if the Meditech common stock is held as a capital asset on the distribution date) to the extent the fair market value of his shares of our common stock exceeds the sum of the amount treated as a dividend and his basis in his Meditech common stock;

         o the holding period for a Meditech stockholder's shares of our common stock received in the distribution will begin on the distribution date; and

         o a Meditech stockholder's basis in our common stock received in the distribution will be the fair market value of our common stock on the distribution date, which we believe to be nominal.

                                 DIVIDEND POLICY

         We currently intend to retain any earnings to repay principal of our indebtedness and to finance the development and expansion of our business. We do not currently anticipate paying any cash dividends. The declaration and payment of dividends are subject to the discretion of our board of directors. Any future determination to pay dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by our board of directors.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

         You should read the following discussion in conjunction with the combined financial statements and the corresponding notes included elsewhere in this information statement. Certain statements contained in this Management's Discussion and Analysis of Financial Condition and Results of Operations are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. See "Forward-Looking Statements". Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on our business, changes in the costs associated with pharmaceutical research and development and laws and other regulations affecting such industry.

Overview

         On February 28, 2005, Meditech's Board of Directors approved a plan to spin-off its pharmaceutical research and development business to Meditech stockholders. We are a new, wholly-owned subsidiary of Meditech. In anticipation of the spin-off, we entered into an assignment agreement with Meditech under which Meditech transferred to us all of the assets and liabilities associated with its pharmaceutical research and development business which is taken into account in the following discussion. After the distribution we will operate as an independent entity with publicly traded common stock. We expect that all of our shares of common stock will be distributed to Meditech stockholders in the form of a tax-free dividend. For each share of Meditech common stock that a stockholder owns on the record date, a stockholder will receive one share of our common stock. See "The Spin-Off". Meditech will not have any ownership interest in us subsequent to the spin-off, but may continue to conduct business with us pursuant to various agreements.

         We are a drug development company focused in the areas of research, development, and marketing in the biomedical industry, with an emphasis on anti-infective drugs. The company has completed various stages of planning and developing products containing its proprietary drugs Viraplex (R) and MTCH-24(TM).

         Our development activities since inception have included efforts to secure financing, create a management and business structure, and develop and test Viraplex (R) and MTCH-24(TM) for release as both over-the-counter (OTC) and ethical products. These activities have produced very little in operating revenues.

         Since we became a public company, our operations have related primarily to securing patents, initiating and continuing clinical tests, recruiting personnel and raising capital. Through May 31, 2004, we have derived our revenues from the sale of a license option to INR to develop and market new patented products. Our agreement with INR has since expired.

Going Concern

         Meditech's independent certified public accountants have stated in their report included in Meditech's Form 10-KSB filed August 30, 2004, that the consolidated financial statements therein had been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements, the company incurred a loss of $307,866 during the year ended May 31, 2004, had a cash balance of approximately $58,964, and had a deficit accumulated during the development stage of approximately $17.4 million and a stockholders' deficit of approximately $8.4 million at May 31, 2004. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

         Our condensed consolidated financial statements for the three months ended February 28, 2005 and the fiscal year ended May 31, 2004 were prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements, we experienced a loss before gain on forgiveness of debt of $44,041 during the three months ended February 28, 2005, had a cash balance of $0, and an accumulated deficit of $15,050,865 as of February 28, 2005. These factors, among others, also raise substantial doubt about our ability to continue as a going concern.

         We must raise additional funds in order to actively reinstate our research and development efforts, to complete existing product testing which was suspended in 1987, or commence new testing on such products, and to conduct additional testing on our products. Our future success is dependent upon raising additional money to provide for the necessary operations of the company. If we are unable to obtain such additional financing, there would be a material adverse effect on our business, financial position, and results of operations. Our continuation as a going concern is dependent on our ability to generate sufficient capital to meet our obligations on a timely basis, and to continue and complete our research and development and testing efforts. However, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the company.

         RESULTS OF OPERATIONS FOR THE YEARS ENDED MAY 31, 2004 AND 2003

Sources of Revenues and Revenue Recognition

         Our revenues were $0 in 2004 and $27,132 in 2003. Revenues in 2003 consisted entirely of the fees paid to us for consulting services rendered during the fiscal year. There were no revenues for the three months ended February 28, 2005 and February 29, 2004. We recognize revenues from licenses over the period of the applicable license.

Operating Expenses

         Our expenses include research and development and general and administrative. Research and development consists of laboratory expenses, consulting expenses, test expenses, and other costs associated with the development of products not yet being marketed. General and administrative expenses include the salary and benefit costs of management, sales and marketing expenses, rent, accounting, legal and operational costs. Personnel compensation and facilities costs represent a high percentage of our operating expenses and are relatively fixed in advance of each quarter.

Research and Development Costs

         Direct research and development costs for 2004 were $0. Research and development costs for 2003 were $30,000, which consisted of additional costs of the clinical trials on the products. The decrease results from a slowdown in the testing done on potential product offerings. There were no research and development costs for the three months ended February 28, 2005 and February 29, 2004.

General and Administrative Expenses

         Direct costs were $307,936 for 2004, as compared with $412,611 for 2003. The decrease was primarily due to lower miscellaneous expenses, accounting fees, and accrual of interest charged on accounts payable, which was partially offset by an increase in consulting and legal fees. Direct costs were $44,041 for the three months ended February 28, 2005, as compared with $69,426 for the three months ended February 29, 2004. The decrease was primarily due to lower miscellaneous expenses, accounting fees, and accrual of interest charged on accounts payable. In the future, we expect direct costs to increase in absolute dollar terms but to decrease as a percentage of revenues due to OTC products reaching the market and the sale of additional product licenses. In the future, we expect selling, general and administrative expenses to increase in absolute dollars but to decrease as a percentage of revenues due to improved economies of scale and higher overall revenues.

Interest Expense

         Interest expense was $0 for 2004 as compared to $197,699 for 2003. This interest consists of interest accrued at a rate of 9% simple interest per annum on funds advanced to the company by Petro-Med Inc. During the fiscal year ending May 31, 2003, both companies agreed to stop accruing interest on the advanced funds. Our company's Chief Executive Officer, Gerald N. Kern, also serves as Chairman of Petro-Med Inc. Interest expense was $0 for the three months ended February 28, 2005, as compared with $0 for the three months ended February 29, 2004.

Net Loss

         Net loss was approximately $307,866 for 2004 and $612,894 for 2003. The decrease in the net loss in fiscal year 2004 is due primarily to the decrease in interest expense and general and administrative expenses. Net income was approximately $2,330,873 for the nine months ended February 28, 2005, as compared to $65 for the nine months ended February 29, 2004. The increase in net income during this period is primarily due to the company's gain on forgiveness of debt.

LIQUIDITY AND CAPITAL RESOURCES

         Since inception, we have funded our operations and investments in property and equipment through cash from equity financings and cash from licensing fees. Our cash and cash equivalents were $0 at February 28, 2005 (down from $58,964 at May 31, 2004). This decrease was due to a decrease of cash inflow from contributed capital. Net cash used in operations in 2004 was approximately $91,538, as compared to cash used in operations of $115,724 in 2003. Less cash was used in operations in fiscal year 2004 due to a decrease in accounting, consulting, legal and travel expenses. Cash was used in operations in fiscal year 2004 for payment of accounting, consulting, legal and travel expenses. Net cash used in investing activities in 2004 and 2003 was approximately $1,773 and $0, respectively, which was due to purchases of office equipment. Net cash provided by financing activities in 2004 was approximately $142,222, as compared to $94,000 in 2003. This increase was primarily due to proceeds received from the sale of restricted stock.

Off-Balance Sheet Arrangements

         We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Inflation

         The company has no experience with respect to the effect of inflation on its business. However, the pharmaceutical industry is well developed and, based on management's understanding of industry experience, it believes that inflation will not have a significant impact on the results of the company's operations in the future.

                                    BUSINESS

Properties

         We currently operate out of space owned by Gerald N. Kern, our Chairman and CEO, that is provided to us at nominal cost. This space will not be adequate for operations as we move forward. We anticipate acquiring an office if and when revenue permits.

Our Products

         We have developed two patented compounds: MTCH-24(R) and Viraplex(R). Both of these compounds show positive test results for treatment of a variety of enveloped viruses. An enveloped virus is one in which the infectious particle is surrounded by a coating made of protein, fatty substances and carbohydrate.

MTCH-24(R)

         Herpes I and II are enveloped viruses. How MTCH-24(R) acts against enveloped viruses is not fully understood. However, based on laboratory tests conducted for our company, MTCH-24(R) is believed to be effective against a wide range of other enveloped viruses such as influenza, Epstein-Barr virus, respiratory syncytial virus (a virus which affects the respiratory system), pseudorabies (a specific virus in the rabies family), rhino tracheitis (an infection of the lungs and throat), and cytomegalovirus. It is also believed to be effective against rotavirus, a non-enveloped virus that is a major cause of diarrhea and inflammation of the intestinal tract in infants and in certain animals.

         Epstein-Barr Virus (EBV) is a herpes virus that causes infectious mononucleosis and may be a cause of Burkitt's lymphoma, a disease found mostly in Africa and New Guinea, and less frequently in the United States. EBV causes widespread early childhood disease in developing countries, and is also associated with nasopharyngeal carcinoma, a malignant tumor of the nose usually affecting young adults.

         Cytomegalovirus (CMV) is a virus, the effects of which vary substantially depending upon the age and immune status of the infected person. Infection of an infant can result in a fatal disease involving the nervous system and liver. Infection acquired later in life may cause a syndrome clinically indistinguishable from mononucleosis. Generalized CMV infection, which can be fatal, may also occur in patients whose immune systems have been compromised.

         Rotavirus is believed to be the causative agent in over 50% of all cases of acute diarrhea in children requiring hospitalization. It can be highly contagious and sometimes fatal. Rotavirus is also a major cause of gastroenteritis in swine and lambs. Gastroenteritis is an inflammation often due to an infectious agent of the intestinal tract with a mortality rate of 30% to 50%.

         Initial therapeutic uses of MTCH-24(R) will include the topical treatment of Herpes Simplex Virus I and acne. We have developed an over-the-counter product containing MTCH-24(R) for treating symptoms of herpes simplex virus infections of the lips, mouth, and face (e.g. cold sores and fever blisters). Initially, the active ingredients shown in the product will be drugs other than MTCH-24(R), that previously have been recognized by the Food and Drug Administration (FDA) as safe and effective for their intended use, as specified in FDA monographs or proposed monographs. MTCH-24(R) will be used in these products as a non-active ingredient or a surfactant, an agent that is used externally such as soap or topical anti-microbial agent plus wetting agent. An anti-microbial agent is one that either prevents or kills microbes, including bacterial germs and viruses. Under these conditions, we hope our over-the-counter product will fall within the scope of the FDA regulations. Consequently, we may be able to bring our product to market in the United States without further FDA approval. Outside FDA and Federal Trade Commission counsel will conduct extensive legal research prior to the release for sale of any of our products.

Viraplex(R)

         Since 1987, the National Cancer Institute has conducted studies to screen 60,000 drugs against cancer related organisms. One of the final drugs remaining in this study as being potentially effective against some cancers is Viraplex(R). They have not yet completed the testing to determine actual effectiveness.

         One of the problems in moving this project forward was the inherent insolubility of Viraplex(R). In 1997 and 1998, we reformulated the drug into a fully soluble form, now making it possible to deliver the maximum therapeutic dose to the intended site of delivery.

         We are currently testing Viraplex(R), as well as MTCH-24(R). Pending satisfactory test results, we plan to develop additional products containing these drugs. Viraplex(R) is administered orally in capsule form as a prescription treatment for orofacial and genital herpes simplex virus infections in humans. We received permission from the FDA in 1987 to initiate a 320-patient Phase III study to test safety and effectiveness in humans, consisting of 160 patients with genital herpes and 160 patients with orofacial herpes. However, in

1987, these trials were suspended pending the obtaining of additional capital to finance the trials. We had completed more than 50% of this testing prior to our suspension of the testing due to lack of funds. Because this test was structured as a double blind test (a test where half the patients unknowingly receive a placebo and the other half unknowingly receive the drug) only the bio-statistician has the ability to determine the test results prior to completion of the testing. If we decide to complete this test instead of commencing a new test, the results will be published upon completion.

Agricultural Products

         Fungal, bacterial and viral plant diseases cause loss of crops worldwide. Fungi pose a major health hazard by producing mycotoxins, toxic chemical substances that cause potentially deadly diseases in humans and animals. In particular, aflatoxin produced by Aspergillus flavus is among the most deadly substances known to mankind. Aflatoxin is a plant disease that affects grain crops such as corn and wheat. Aspergillus is a group of fungi that causes disease in humans, animals and plants. In humans, Aspergillus commonly causes lung disease due either to direct growth of the organism or by allergic mechanisms. The Aspergillus flavus strain often grows on stored grain, corn and other foodstuffs causing spoilage, and may produce toxic substances that render these foods poisonous. MTCH-24 (R) has been shown to be effective in inhibiting and preventing the growth of Aspergillus on wheat and corn.

         Organisms of the bacteria genus Xanthomonas cause citrus canker. Xanthomonas consists of a group of bacteria that infects plants and causes significant loss to commercially important fruits and vegetables. MTCH-24(R) has been shown to inhibit this organism at concentrations non-toxic to humans. Biosciences Laboratories in Montana is currently conducting tests using MTCH-24(R) against this organism and two others.

         We have engaged in limited testing and development in this area and are seeking to interest potential licensees or joint venture partners to provide assistance in testing, obtaining the necessary approvals for, and marketing one or more of our agricultural products. At this point, we have not decided which of our agricultural products we will seek to develop commercially or the order of such development. This will depend in large part on the identity of the licensees or joint venture partners and the wishes and interests of such parties.

Marketing Plan

         Presently, we estimate that we will have commercial products that we will market in the United States within the next two years. In addition, we intend to bring out an MTCH-24(R)-based Cold Sore product in the United States. The target customers for our products are drug chains, drug wholesalers, mass marketers and food chains. We also plan to market our product directly over the Internet. If available, we intend to employ independent sales representative organizations. There is no assurance that even if we are successful in raising sufficient money, that there will be a market for our products within the United States, or that we will receive the required regulatory approval.

         We would aim media at the appropriate segments of the population, as well as publications targeting the self-medicating segment. We intend for most of the advertising to be in print. We worked with a professional outside agency specializing in drug naming to develop a brand name for MTCH-24(R) that would provide us with maximum consumer impact and long consumer attention span. We have selected the name MDCH (R) and have filed a trademark application with the United States Patent and Trademark Office to register the mark.

         In addition to our selling efforts upon commercialization of our products, we are currently attempting to enter into licensing arrangements with larger pharmaceutical and consumer product companies, on an international and domestic level. Because we can enter into licensing arrangements prior to commercialization of our products, licensing arrangements can be used to raise capital and obtain assistance with research and development. For example, we previously entered into a letter agreement with Immune Network Research, Ltd. in February 2000. Pursuant to the agreement, we granted INR an irrevocable option for a period of one year to obtain an exclusive license to make, have made, promote, sell and distribute Viraplex(R) and MTCH-24(R), and any derivatives or formulation of either product, throughout the world, excluding the United States. INR has paid to us $100,000 in anticipation of entering into a formal license agreement, pursuant to which we would receive a seven percent and four percent royalty on INR's net sales of MTCH-24(R) and Viraplex(R), respectively. In addition, INR initiated and funded in excess of $20,000 of research and development activities on MTCH-24(R) and Viraplex(R), and provided to us all data from these activities. In May 2001, we entered into an agreement with INR which terminated the first agreement and pursuant to which we granted to INR a 2% royalty on worldwide sales, excluding the United States, of MTCH-24(R), and a 2% royalty on worldwide sales of any agricultural product. This agreement was entered into in consideration of INR's work under the letter agreement and in lieu of the license agreement contemplated there under.

         Pursuant to the letter agreement, we also granted to INR an irrevocable option to purchase 10,000,000 shares of our common stock at an exercise price of $0.03 per share. The shares of common stock issuable upon exercise of the option have been registered. All of the INR options have been exercised. However, the second agreement with INR has expired.

Competition

         There are at least two FDA-approved products currently available, by prescription, for the treatment of herpes infections. Burroughs-Wellcome Co. sells them under the names Zovirax(R) (Acyclovir) and Valtrex. FDA approval of Zovirax(R) is limited to selected cases of genital and mucocataneous herpes and also to specific usage. Mucocataneous herpes relates to certain lubricating linings in the body and/or skin. Herpes Simplex Viruses typically cause infection at these sites. Other companies are testing vaccines intended to prevent infection by herpes viruses. Treatment of persons presently afflicted with recurrent herpes infections is the primary focus of the products we are developing.

         Many pharmaceutical companies and other researchers have announced their intention to introduce, or are believed to be in the process of developing a variety of products that may perform some or all of the functions of our Viraplex(R) and MTCH-24(R) products. Competing products are already available for many of the functions of our MTCH-24(R) products. Other current competitors include Uniliver (with Vaseline Intensive lip care), Avanir Pharmaceuticals (with Docusanol), Blistex and Zila Pharmaceuticals with Zilactin.

Patents

         Our performance and ability to compete depends to a significant degree on our proprietary knowledge. We rely or intend to rely on a combination of patent and trade secret laws, non-disclosure agreements and other contractual provisions to establish, maintain and protect our proprietary rights. Our policy is to seek the issuance of patents that we consider important to our business.

         We have two U.S. patents pending for new formulations of MTCH-24(R) and Viraplex(R), and the following issued patents:

MTCH-24(R)

         1. Canadian Patent #1,242,147 (Method for Treating Viral Infection), issued September 20, 1988 (6 claims)

         2. Canadian Patent #1,256,032 (Method and Composition for Treating Viral Infections), issued July 20, 1989 (16 claims)

VIRAPLEX (R)

         1. Canadian Patent #1,261,269 (Herpes Simplex Treatment), issued September 26, 1989 (14 claims)

         We may file additional patent applications in the United States and under international treaties depending on the evaluation of the costs and anticipated benefits that may be obtained by expanding possible patent coverage.

Government Regulation

         Pharmaceutical products are subject to extensive regulation in the United States and most foreign countries. In the United States, ethical pharmaceutical products cannot be marketed or sold before they have passed the FDA's required three-stage process. Providing adequate test data, completing filings and obtaining final regulatory approval is usually a multi-year process.

         Once ethical pharmaceutical products are approved for sale, many of them are purchased through health plans which are subject to state and Federal regulations including the Health Maintenance Act of 1973, the Knox-Keene Act in California, and numerous other regulations which bar some forms of treatment and some pharmaceutical products as being experimental or not medically necessary.

         Similar regulations and regulatory oversight are in place in most countries. This ongoing regulatory oversight can also result in the withdrawal of products from the market after their approval for sale in instances where new test data creates additional regulatory concerns.

Employees

         We currently have only one employee. We currently contract with outside partners to perform the testing and registration of our patented products. As we move toward completion of testing and introduction of products to the market, we plan to substantially increase the number of employees in administrative and marketing roles.

Legal Proceedings

         There is currently no outstanding litigation against the company or litigation initiated by the company against any third party.

                                   MANAGEMENT

         The following table sets forth information as of February 28, 2005 regarding the individual who is expected to serve as our director and chief executive officer after the spin-off, including his anticipated positions after the spin-off, as we only have one director and executive officer at this time. As of the date of this information statement and after the spin-off, this individual will not be a director or employee of Meditech. To the extent additional directors or director designees are identified before the date of the distribution, we will disclose the names of these additional directors or director designees in an amendment to the registration statement incorporating this information statement or in an additional filing on Form 8-K.

----------------------- ------------------------- ------------------------------
Name                    Age                       Position
----------------------- ------------------------- ------------------------------
Gerald N. Kern          67                        Director, President and Chief
                                                  Executive Officer
----------------------- ------------------------- ------------------------------


Board of Directors

         At the time of the distribution, we expect that our board of directors will consist of 1 director. Commencing with the annual meeting of stockholders to be held in 2006, directors will be elected at the annual meeting of stockholders and such directors will serve for a term of three years.

Annual Meeting

         Our first annual meeting of stockholders after the distribution is expected to be held in Fall 2006. This will be an annual meeting of stockholders for the election of directors. The annual meeting will be held at our principal office or at such other place and on such date as may be fixed by resolution of our board of directors.

Board Committees

         The company does not and will not have an audit, nominating or compensation committee because the company believes that the Board of Directors is capable of performing the respective functions of the foregoing committees and because the company does not currently have the human resources to staff such committees.

Director Compensation

         Directors who are not employees of East West or its affiliates will receive 25,000 stock options annually. We also reimburse directors for travel, lodging and related expenses they may incur in attending board and/or committee meetings.

Executive Compensation

         We expect that our compensation policies for executive officers will be to (1) provide competitive compensation packages to retain and attract superior executive talent, (2) link a significant portion of compensation to financial results to reward successful performance, and (3) provide long-term equity compensation to further align the interests of executive officers with those of stockholders and further reward successful performance. The principal components of our executive officer compensation program will be base salary, annual cash incentive plans and long-term equity incentive awards.

         The following table sets forth the initial annual base salary to be paid to the chief executive officer, as we only have one executive officer at this time. The compensation amount does not include incentive cash bonuses that may be payable under management incentive plans, but which will not be determined until a future date.

----------------------- ------------------------------------ -------------------
Name                    Position with Us                     Annual Base Salary
----------------------- ------------------------------------ -------------------
Gerald N. Kern          President, Chief Executive Officer   $75,000
                        and Director
----------------------- ------------------------------------ -------------------


         The following table contains certain information about compensation earned for services rendered to Meditech during the last three fiscal years by the person who is expected to be our chief executive officer immediately following the spin-off. Meditech's last three fiscal years are the twelve months ended May 31, 2004, 2003 and 2002.


                           Summary Compensation Table

                           Annual Compensation         Long Term Compensation Awards
                                                       Awards         Payouts
------------------ ------- -------------- --------- ------------- -------------- -------------
Name and           Year    Salary         Bonus     Securities    LTIP Payouts   Other
Principal                                           Underlying    ($)            Compensation
Position                                            Options (#)
------------------ ------- -------------- --------- ------------- -------------- -------------
Gerald N. Kern,    2004    $150,000(1)    $0        0             $0             $12,000(1)
President, Chief
Executive
Officer and
Director
------------------ ------- -------------- --------- ------------- -------------- -------------
Gerald N. Kern,    2003    $150,000(1)    $0        0             $0             $12,000(1)
President, Chief
Executive
Officer and
Director
------------------ ------- -------------- --------- ------------- -------------- -------------
Gerald N. Kern,    2002    $150,000(1)    $0        0             $0             $12,000(1)
President, Chief
Executive
Officer and
Director
------------------ ------- -------------- --------- ------------- -------------- -------------

         (1) Meditech accrued the total annual compensation for the last three fiscal years.

                    BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

Beneficial Ownership of Our Common Stock

         Before the distribution, all of the outstanding shares of our common stock are and will be owned beneficially and of record by Meditech. To the extent directors and executive officers own or will own Meditech common stock before the distribution, they will receive shares of our common stock in the distribution on the same basis as other holders of Meditech common stock. The following table sets forth information as of February 17, 2005 with respect to the projected beneficial ownership of our outstanding common stock immediately following the completion of the distribution, assuming a one-for-one distribution ratio, by each person who is known by us to beneficially own more than 5% of Meditech's common stock, by our director, by our chief executive officer, and by all of our directors and executive officers as a group. The one-to-one distribution ratio does not take into account the 1 for six reverse stock split effected by Meditech in May of 2005, subsequent to the record date.

-------------------------------- ------------------------------ ----------------
Name and Address of              Amount and Nature of           Percentage
Beneficial Owner (1)             Beneficial Ownership           of Class
-------------------------------- ------------------------------ ----------------
Halter Capital Corporation       1,441,593                      66.8%
-------------------------------- ------------------------------ ----------------
Kevin Halter, Sr.                1,441,593(2)                   66.8%
-------------------------------- ------------------------------ ----------------
Kevin Halter, Jr.                1,721,593(3)                   79.8%
-------------------------------- ------------------------------ ----------------
Petro-Med, Inc.                  180,500                        8.4%
-------------------------------- ------------------------------ ----------------
Gerald N. Kern                   211,560(4)                     9.8%
-------------------------------- ------------------------------ ----------------
All directors & officers         211,560                        9.8%
as a group (5 persons)
-------------------------------- ------------------------------ ----------------


         (1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Pursuant to the rules of the Securities and Exchange Commission, shares of common stock that each named person and group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights, are deemed outstanding for purposes of computing shares beneficially owned by and the percentage ownership of each such person and group. However, such shares are not deemed outstanding for purposes of computing the shares beneficially owned by or percentage ownership of any other person or group.

         (2) Mr. Halter, Sr. is the President and Chief Executive Officer of Halter Capital Corporation and may be deemed the beneficial owner of the 1,441,593 shares owned by Halter Capital Corporation.

         (3) Mr. Halter, Jr. is the Executive Vice President of Halter Capital Corporation and may be deemed the beneficial owner of the 1,441,593 shares owned by Halter Capital Corporation.

         (4) Mr. Kern is the Chairman of the board and chief executive officer of Petro-Med, Inc. and may be deemed the beneficial owner of the 180,500 shares owned by Petro-Med, Inc. Includes 25,550 shares issuable upon exercise of outstanding stock options. Does not include 86,262 shares of common stock beneficially owned by Mr. Kern's spouse. Mr. Kern disclaims beneficial ownership of the shares held by Mr. Kern's spouse.

         (3) Does not include 986,804 shares of common stock beneficially owned by Mrs. Kern's spouse. Mrs. Kern disclaims beneficial ownership of the shares held by Mrs. Kern's spouse.

                          DESCRIPTION OF CAPITAL STOCK

         The following summary description of our capital stock is a summary and is qualified in its entirety by reference to our Articles of Incorporation, as amended to date and our Bylaws. All material terms of these referenced documents are disclosed in this document. Our authorized capital stock consists of 400,000,000 shares of common stock, $.001 par value per share, and 25,000,000 shares of preferred stock.

Common Stock

         There are currently 2,156,855 shares of our common stock issued and outstanding. The holders of our common stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting that commences with a lawful quorum is sufficient for approval of matters upon which shareholders may vote, including questions presented for approval or ratification at the annual meeting. Our common stock does not carry cumulative voting rights, and holders of more than 50% of our common stock have the power to elect all directors and, as a practical matter, to control our company. Holders of our common stock are not entitled to preemptive rights, and our common stock may only be redeemed at our election.

         After the satisfaction of requirements with respect to preferential dividends, if any, holders of our common stock are entitled to receive, pro rata, dividends when and as declared by our board of directors out of funds legally available therefore. Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to share ratably in our assets legally available for distribution to our shareholders, subject to any preference payable to the holders of our preferred stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

         We currently have 25,000,000 shares of preferred stock authorized but none designated, issued or outstanding. Shares of preferred stock may be issued from time to time in one or more series, the shares of each series to have such designations, preferences, limitations and relative rights, including voting rights, as shall be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by our Board of Directors. Each such series of preferred stock shall be designated so as to distinguish the shares thereof from the shares of all other series and classes. Our Board of Directors is expressly authorized, subject to the limitations provided by law, to establish and designate each series of the preferred stock, to fix the number of shares constituting each series, and to fix the designations and the preferences, limitations and relative rights, including voting rights, of the shares of each series and the variations of the relative rights and preferences as between series, and to increase and to decrease the number of shares constituting each series, provided that our Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued.

         The relative powers, rights, preferences and limitations may vary between and among series of preferred stock in any and all respects so long as all shares of the same series are identical in all respects, except that shares of any such series issued at different times may have different dates from which dividends thereon cumulate. The authority of our Board of Directors with respect to each series includes, but is not limited to, the authority to determine the following:

         (a) The designation of such series;

         (b) The number of shares initially constituting such series;

         (c) The rate or rates and the times at which dividends on the shares of such series shall be paid, the periods in respect of which dividends are payable, the conditions upon such dividends, the relationship and preferences, if any, of such dividends to dividends payable on any other class or series of shares, whether or not such dividends shall be cumulative, partially cumulative, or noncumulative, if such dividends shall be cumulative or partially cumulative, the date or dates from and after which, and the amounts in which, they shall accumulate, whether such dividends shall be share dividends, cash or other dividends, or any combination thereof, and if such dividends shall include share dividends, whether such share dividends shall be payable in shares of the same or any other class or series of our shares (whether now or hereafter authorized), or any combination thereof, and the other terms and conditions, if any, applicable to dividends on shares of such series;

         (d) Whether or not the shares of such series shall be redeemable or subject to repurchase at our option or the holder thereof or upon the happening of a specified event, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable, the amount per share that shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates, and whether such amount shall be payable in cash, property or rights, including our securities or those of another corporation;

         (e) The rights of the holders of shares of such series (which may vary depending upon the circumstances or nature of such liquidation, dissolution or winding up) in the event of the voluntary or involuntary liquidation, dissolution or winding up of East West and the relationship or preference, if any, of such rights to rights of holders of stock of any other class or series.

         (f) Whether or not the shares of such series shall have voting powers and, if such shares shall have such voting powers, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other classes or series of stock and the right to have more (or less) than one vote per share; provided, however, that the right to cumulate votes for the election of directors is expressly denied and prohibited;

         (g) Whether or not a sinking fund shall be provided for the redemption of the shares of such series and, if such a sinking fund shall be provided, the terms and conditions thereof;

         (h) Whether or not a purchase fund shall be provided for the shares of such series and, if such a purchase fund shall be provided, the terms and conditions thereof;

         (i) Whether or not the shares of such series, at either our option or the holder's or upon the happening of a specified event, shall be convertible into stock of any other class or series and, if such shares shall be so convertible, the terms and conditions of conversion, including, but not limited to, any provision for the adjustment of the conversion rate or the conversion price;

         (j) Whether or not the shares of such series, at either our option or the holder's or upon the happening of a specified event, shall be exchangeable for securities, indebtedness or property of East West and, if such shares shall be so exchangeable, the terms and conditions of exchange, including, but not limited to, any provision for the adjustment of the exchange rate or the exchange price; and

         (k) Any other preferences, limitations and relative rights as shall not be inconsistent with the provisions of this Article III or the limitations provided by law.

Dividends

         We have not paid any cash dividends to date, and we do not intend to declare any cash dividends on the common shares in the foreseeable future, other than in connection with the distribution. Payment of dividends is solely at the discretion of our board of directors.

Options and Warrants

         We currently do not have any outstanding options or warrants to purchase our common stock.

Trading Market

         We expect to have our common stock traded on the OTC Bulletin Board under the symbol [" "].

                INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

         As permitted by applicable law, our Bylaws provide that we will indemnify our officers, directors, employees, consultants and agents. This includes indemnification against attorneys' fees and other expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them arising out of their association with or activities on behalf of our company. However, they will not be indemnified if they are adjudged to have acted with gross negligence, engaged in willful misconduct, knowingly violated the law, breached their duty of loyalty or received improper personal benefit. We may also bear the expenses of such litigation for any such persons upon their promise to repay such sums if it is ultimately determined that they are not entitled to indemnification. Such expenditures could be substantial and may not be recouped, even if we are so entitled. We have provided for indemnification for liabilities arising under the Securities Act of 1933 as they may be permitted to directors, officers or persons controlling us. The SEC has informed us that such indemnification is against public policy and may be unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         After the distribution, our chief executive officer and director will own 5,510 shares of Meditech common stock directly and will have the right to purchase an additional 25,550 shares of Meditech common stock through the exercise of outstanding options. Additionally, our chief executive officer and director is a former employee and director of Meditech. Ownership of Meditech common stock could create or appear to create conflicts of interest for our director and chief executive officer when faced with decisions that could have disparate implications for Meditech and us.


                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form 10-SB under the Securities Exchange Act of 1934 for the common stock being issued to you in the distribution of our common stock. This information statement, filed as an exhibit to the registration statement and incorporated therein by reference, omits certain information contained in the registration statement and the other exhibits and schedules thereto, to which reference is hereby made. Statements contained herein concerning the provisions of any documents filed as exhibits to the registration statement are not necessarily complete, and are qualified by reference to the copy of such document. The registration statement, including exhibits and schedules filed therewith, may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by contacting the SEC at 1-800-SEC-0330. Copies of such materials may be obtained at prescribed rates by writing to the SEC. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

         We are not currently subject to the informational requirements of the Exchange Act. Following the distribution, we will be subject to such informational requirements, and in accordance therewith, we will file reports, proxy and information statements and other information with the SEC. Such reports, proxy and information statements and other information can be inspected and copied at the address set forth above. We intend to furnish our stockholders with annual reports containing financial statements audited by our independent accountants and quarterly reports for the first three quarters of each fiscal year containing unaudited summary financial information.

         Set forth below are (i) the unaudited financial statements for Meditech for the three months ended February 28, 2005, the three months ended February 29, 2004, the nine months ended February 28, 2005, the nine months ended February 29, 2004 and for the period May 4, 1982 to February 28, 2005; and (ii) the audited financial statements for Meditech as of May 31, 2004 and May 31, 2003 and for the periods May 4, 1982 (inception) to May 31, 2004 and May 4, 1982 to May 31, 2003. The following financial statements are attached to this report and filed as a part thereof.

         Index to Financial Statements

         Financial Statements:                                              Page
         ---------------------                                              ----

              Unaudited Financial Statements
              ------------------------------

                  Balance Sheet as of February 28, 2005 (unaudited)..........F-1

                  Statements of Operations for the Period May 4, 1982........F-2
                  to February 28, 2005 (unaudited)

                  Statements of Cash Flows for the nine months ended ........F-3
                  February 28, 2005 and February 29, 2004 (unaudited)

                  Notes to Financial Statements (unaudited)..................F-4

              Audited Financials for the period May 4, 1982 to 2004
              -----------------------------------------------------

                  Balance Sheet for the period May 4, 1982 to................F-8
                  May 31, 2004

                  Statements of Operations for the period May 4, 1982 to.....F-9
                  May 31, 2004

                  Statements of Cash Flows for the period May 4, 1982 to....F-10
                  May 31, 2004

                  Statements of Stockholders' Deficit for the period
                  May 4, 1982 to May 31, 2004...............................F-11


                  Notes to Financial Statements (audited 2004)..............F-16

             Audited Financials for the period May 4, 1982 to 2003
             -----------------------------------------------------

                  Balance Sheet for the period May 4, 1982 to May 31, 2003..F-24

                  Statements of Operations for the period May 4, 1982 to....F-25
                  May 31, 2003

                  Statements of Cash Flows for the period May 4, 1982 to....F-26
                  May 31, 2003

                  Statements of Stockholders' Deficit for the period
                  May 4, 1982 to May 31, 2003...............................F-27

                  Notes to Financial Statements (audited 2003)..............F-31

                  MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                          (Development Stage Companies)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)
                                                              February 28, 2005
                                                              -----------------
                       ASSETS
Current assets:


    Cash and cash equivalents                                 $            --
    Other current assets                                                   --
                                                              -----------------

        Total current assets                                               --

Property and equipment
    Property and equipment                                                 --
    Less: accumulated depreciation                                         --
                                                              -----------------

       Total property and equipment, net                                   --


Other assets                                                               --
                                                              -----------------

        Total assets                                          $            --
                                                              =================

        LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:

    Accounts payable and accrued expenses                     $            --
    Accrued compensation                                                   --
    Advances from affiliates                                               --
                                                              -----------------


        Total current liabilities                                          --


Minority interest in consolidated subsidiary                               --

Commitments and contigencies

Stockholders' deficit:
    Preferred stock, $0.001 par value; 25,000,000 shares
      authorized; no shares issued and outstanding                         --
    Common stock, $0.001 par value; 400,000,000 shares
      authorized; 2,156,855 and 171,685,487 shares issued
      and outstanding at February 28, 2005 and May 31, 2004,
      respectively                                                        2,157
    Subscriptions receivable                                               --
    Additional paid-in capital                                       15,048,708
    Deficit accumulated during the development stage                (15,050,865)
                                                              -----------------
        Total stockholders' deficit                                        --
                                                              -----------------
        Total liabilities and stockholders' deficit           $            --
                                                              =================


                  MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                          (Development Stage Companies)
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                                                                  For the
                                                                                                                 Period May
                                                                                                                  14, 1982
                                            For The Three    For The Three     For The Nine     For The Nine      (Date of
                                             Months Ended     Months Ended     Months Ended     Months Ended     Inception)
                                             February 28,     February 29,     February 28,     February 29,     to February
                                                 2005             2004             2005             2004           28, 2005
                                            -------------    -------------    -------------    -------------    -------------
Revenue                                     $        --      $        --      $        --      $        --            152,132
                                            -------------    -------------    -------------    -------------    -------------
Operating expenses:
Research and development                             --               --               --               --          1,899,450
General and administrative                         44,041           69,426          138,626          223,403       14,130,760
General                                              --               --               --               --            325,400
                                            -------------    -------------    -------------    -------------    -------------
Total Operating expenses                           44,041           69,426          138,626          223,403       16,355,610
                                            -------------    -------------    -------------    -------------    -------------

Loss before other income (expense)                (44,041)         (69,426)   $    (138,626)        (223,403)     (16,203,478)

Other income (expense):
Interest expense                                     --               --                (15)              65       (3,439,389)
Interest income                                        23                4               56             --            305,899
Other income, net                                    --               --               --               --             81,612
Gain on forgiveness of debt                     2,278,158        2,278,158        2,278,158
Gain on write-down of accounts payable               --               --               --               --          1,405,232
                                            -------------    -------------    -------------    -------------    -------------

Total other income (expenses)                   2,278,181                4        2,278,199               65          631,513
                                            -------------    -------------    -------------    -------------    -------------

Loss before minority interest in losses
of subsidiary                                   2,234,140          (69,421)       2,139,573         (223,338)     (15,571,965)
                                            -------------    -------------    -------------    -------------    -------------

Minority interest in losses of subsidiary         191,300             --            191,300             --            521,100
                                            -------------    -------------    -------------    -------------    -------------
Net (loss) income                           $   2,425,440    $     (69,421)   $   2,330,873    $    (223,338)   $ (15,050,865)
                                            =============    =============    =============    =============    =============

Net (loss) income available to common
stockholders per common share:              $         0.7    $        --      $         0.8    $        --
                                            =============    =============    =============    =============

Net (loss) income per common share -
basic and diluted                           $         0.3    $        --      $         0.2    $        --
                                            =============    =============    =============    =============
Weighted average shares outstanding:
Basic                                             834,525      161,980,378          413,656      160,214,449
                                            =============    =============    =============    =============

Diluted                                           834,525      161,980,378          413,656      160,214,449
                                            =============    =============    =============    =============


                  MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                          (Development Stage Companies)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE NINE MONTHS ENDED FEBRUARY 28, 2005 AND 2004


                                                     For The Nine    For The Nine
                                                        Months          Months
                                                        Ended           Ended
                                                     February 28,    February 29,
                                                         2005            2004
                                                     ------------    ------------
Cash flows from operating activities:
Net income                                           $  2,330,873    $   (223,338)
Adjustments to reconcile (net loss) income to
net cash used in operating activities:
 Depreciation and amortization                                858             372
 Forgiveness of debt                                    2,278,158            --
 Stock issued in exchange for debt                      3,775,425            --
         Minority interest in losses of subsidiary       (191,300)           --
Changes in operating assets and liabilities:
Other current assets                                         --            (2,379)
Other assets                                                7,448           9,587
Accounts payable and accrued expenses                    (257,893)        (38,556)
Advances from affiliates                               (4,509,346)        (10,000)
Accrued compensation                                   (3,493,187)        240,000
                                                     ------------    ------------

Net cash used in operating activities                     (58,964)        (24,314)

Cash flows from investing activities:
Purchase of furniture and fixtures                           --            (1,724)
                                                     ------------    ------------

Cash flows from financing activities:
Proceeds from issuance of common stock                       --            82,000
                                                     ------------    ------------


Net change in cash and cash equivalents                   (58,964)         55,962

Cash and cash equivalents, beginning of period             58,964          20,418
                                                     ------------    ------------

Cash and cash equivalents, end of period             $       --      $     76,380
                                                     ============    ============

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business activity (Company and Subsidiaries)

Meditech Pharmaceuticals, Inc. ("Meditech") is a drug development company, which is focused in the areas of research, development, and marketing in the biomedical industry, with an emphasis on anti-infective drugs. Meditech was incorporated in Nevada on March 21, 1983. Since then, it has been engaged in research and development activities associated with bringing its products to market.

Development Stage Enterprise

The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. The Company has not generated significant revenues from operations and has no assurance of any future revenues. All losses accumulated since inception have been considered as part of the company's development stage activities. The Company will require substantial additional funding for commercialization of its products. There is no assurance that the company will be able to obtain sufficient additional funds when needed, or that such funds will be obtainable on terms satisfactory to the company. The Company's products, to the extent that they may be deemed medical devices or biologics, are governed by the Federal Food, Drug and Cosmetics Act and by the regulations of state agencies and various foreign government agencies. There can be no assurance that the company will maintain or obtain the regulatory approvals required to market its products.

Basis of Presentation

The accompanying financial statements have been prepared by Meditech pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly represent the operating results for the respective periods. Certain information and footnote disclosures normally present in the annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. The results of the three months ended February 28, 2005 are not necessarily indicative of the results to be expected for the full year ending May 31, 2005.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Revenue

Revenue represents license fees that are recognized when earned over the period of the applicable license agreement.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future net cash flows expected to be generated by the assets. If the assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the assets. Based on its analysis, the company believes that no impairment of the carrying value on its long-lived assets exists at February 28, 2005. There can be no assurance, however, that market conditions will not change which could result in impairment of long-lived assets in the future.

Stock-Based Compensation

The Company accounts for non-employee stock-based compensation under Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for
Stock-Based Compensation." SFAS 123 defines a fair value based method of accounting for stock-based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Under APB 25, compensation cost, if any, is recognized over the respective vesting period based on the difference, on the date of grant, between the fair value of the company's common stock and the grant price. Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income (loss) and earnings per share, as if the fair value method of accounting defined in SFAS 123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB 25. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the option vesting period. Adjustments are made for options forfeited prior to vesting. The effect on compensation expense and net
(loss) income had compensation cost for the company's stock option issues been determined based on fair value on the date of grant consistent with the provisions of SFAS 123 is as follows for the years ended May 31:

                                                    2003        2004


Net (loss) income, as reported                   (612,896)   (612,896)

Additional compensation expense under SFAS 123       --          --

Pro forma net (loss) income                      (612,896)   (612,896)

Pro forma net (loss) income per share                --          --


Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is provided for significant deferred tax assets when it is more likely than not those assets will not be recovered.

Loss Per Share

Basic loss per share is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. For the three months ended February 28, 2005 and February 29, 2004, the company incurred net losses; therefore, potential common shares are ignored as their effect would be anti-dilutive.

Comprehensive Income

Comprehensive income is not presented in the company's consolidated financial statements since the company did not have any items of comprehensive income in any period presented.

Segments of an Enterprise and Related Information

As the company operates in one segment, the company has not made segment disclosures in the accompanying consolidated financial statements.

Reclassifications

Certain reclassifications have been made to prior year amounts in the consolidated financial statements in order to conform to the current year presentation. These reclassifications have no effect on previously reported results of operations.

NOTE B - COMMITMENTS AND CONTINGENCIES

Leases

Currently, the company uses its operating facilities provided by its Chief Executive Officer, without a lease agreement. During the nine months ended February 28, 2005, and the year ended May 31, 2004, the company incurred approximately $13,500 and $18,000, respectively, of rent expense related to this lease. There is no guarantee the officer will be willing to provide these facilities in the future.

Employment Agreements

There are no employment agreements in effect as of February 28, 2005.

Litigation

The Company may become involved in various legal proceedings and claims which arise in the ordinary course of its business. Management does not believe that these matters will have a material adverse effect on the company's consolidated financial position or results of operations.

NOTE C - STOCKHOLDERS' DEFICIT

During the three months ended February 28, 2005, the company issued a total of 1,805,000 shares of restricted common stock as follows: 25,000 shares in repayment of a $25,000 note payable; 280,000 shares as stock incentive compensation for $280.00; and 1,500,000 shares for conversion of $2,418,303.90 debt to equity.

NOTE D - RELATED PARTY TRANSACTIONS

Since inception, the company has received advances from Petro-Med, Inc., an affiliate, to fund its working capital requirements. At May 31, 2004, the company maintained short-term advances from affiliates of $4,509,346 which are due on demand. Accrued interest is attributed to and included in the outstanding balance as incurred. The advances bear interest at 9% per annum on any outstanding balance. During fiscal year ended May 31, 2003, both partners agreed to stop accruing interest on these advances. On October 25, 2004, the company and Petro-Med entered into a debt exchange agreement, thereby, paying in full the advances due to Petro-Med.

The Company maintains its primary place of business in facilities owned by the Chief Executive Officer, for which it is charged rent expense (see Note B).

NOTE E - STOCK SPLIT

On January 12, 2005 the company effected a 1 for 1000 reverse split of its common Stock.

NOTE F - SUBSEQUENT EVENT

In March 2005, Registrant underwent a change of control when it issued 9,853,740 shares of common stock in exchange for $5,748,015 and the contribution of a Chinese operating company. Details of the transaction and the new company has been set forth in a Form 8-K filed by the company. Registrant's pharmaceutical development business was transferred to its subsidiary East West Distributors, Inc., which will be distributed to the company's shareholders after East West provides disclosure information about the new company.

                  MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                          (Development Stage Companies)
                           CONSOLIDATED BALANCE SHEET
       FOR THE PERIOD MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004
                                     ASSETS

                                                                   May 31, 2004
                                                                   ------------
Current assets:
Cash and cash equivalents                                          $     58,964
                                                                   ------------
Total current assets                                                     58,964

Property and equipment
Property and equipment                                                    5,366
Less: accumulated depreciation                                           (4,508)
                                                                   ------------

Total property and equipment, net                                           858

Other assets                                                              7,448
                                                                   ------------

Total assets                                                       $     67,270
                                                                   ============


           LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses                              $    257,893
Accrued compensation                                                  3,493,187
Advances from affiliates                                              4,509,346
                                                                   ------------

Total current liabilities                                             8,260,425

Minority interest in consolidated subsidiary                            191,300

Commitments and contigencies

Stockholders' deficit:
Preferred stock, $0.001 par value; 25,000,000 shares
authorized; no shares issued and outstanding                               --
Common stock, $0.001 par value; 400,000,000 shares
authorized; 171,685,487 shares issued and outstanding                   198,672
Subscriptions receivable                                               (165,000)
Additional paid-in capital                                            8,963,610
Deficit accumulated during the development stage                    (17,381,738)
                                                                   ------------

Total stockholders' deficit                                          (8,384,455)
                                                                   ------------

Total liabilities and stockholders' deficit                        $     67,270
                                                                   ============


                  MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                          (Development Stage Companies)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
       FOR THE PERIOD MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004


                                                                                                For The Period
                                                                                                 May 4, 1982
                                                           For The Year       For The Year        (Date of
                                                               Ended             Ended           Inception)
                                                           May 31, 2004       May 31, 2003     to May 31, 2004
                                                         ---------------    ---------------    ---------------

Revenue                                                  $          --      $        27,132    $          --
                                                         ---------------    ---------------    ---------------
Operating expenses:
Research and development                                            --               30,000               --
General and administrative                                       307,936            412,611            307,936
General                                                             --                 --                 --
                                                         ---------------    ---------------    ---------------
Total Operating expenses                                         307,936            442,611            307,936
                                                         ---------------    ---------------    ---------------

Loss before other income (expense)                              (307,936)          (415,479)          (307,936)

Other income (expense):
Interest expense                                                    --             (197,699)              --
Interest income                                                       70                284                 70
Other income, net                                                   --                 --                 --
Gain on write-down of accounts payable                              --                 --                 --

Total other income (expenses)                                         70           (197,415)                70
                                                         ---------------    ---------------    ---------------

Loss before minority interest in losses of subsidiary           (307,866)          (612,894)          (307,866)
                                                         ===============    ===============    ===============

Minority interest in losses of subsidiary                           --                 --                 --
                                                         ---------------    ---------------    ---------------

Net (loss) income                                        $      (307,866)   $      (612,894)   $      (307,866)
                                                         ===============    ===============    ===============

Net (loss) income available to common stockholders per common share:

Net (loss) income per common share - basic and diluted   $          --      $          --
                                                         ===============    ===============

Weighted average shares outstanding:
Basic                                                        164,901,971        155,512,905
                                                         ===============    ===============

Diluted                                                      164,901,971        155,512,905
                                                         ===============    ===============



                  MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                          (Development Stage Companies)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
       FOR THE PERIOD MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004

                                                                                              For The Period
                                                                                                May 4, 1982
                                                         For The Year       For The Year         (Date of
                                                             Ended             Ended            Inception)
                                                         May 31, 2004       May 31, 2003      to May 31, 2004
                                                        ---------------    ---------------    ---------------
Cash flows from operating activities:
Net loss                                                $      (307,866)   $      (612,894)   $      (307,866)
Adjustments to reconcile net )loss) income to
net cash used in operating activities:
Depreciation and amortization                                     1,493              1,346              1,493
Warrants and options issued to employees,
vendors and consultants                                            --               32,500               --
Minority interest in losses of subsidiary                          --                 --                 --
Stock issued to employees, vendors and
consultants                                                        --               15,000               --
Contributed services                                               --                 --                 --
Accrued interest on advances from affiliates                       --              197,697               --
Gain on write-down of accounts payable                             --                 --
Changes in operating assets and liabilities:
Other receivable                                                   --                  621               --
Trade mark                                                         (189)              --                 (189)
Other assets                                                       --                 (161)              --
Accounts payable and accrued expenses                            (3,976)             1,333             (3,976)
Accrued compensation                                            219,000            248,834            219,000
                                                        ---------------    ---------------    ---------------

Net cash used in operating activities                           (91,538)          (115,724)           (91,537)

Cash flows used in investing activities:
Purchases of furniture and equipment                             (1,773)              --               (1,773)
                                                        ---------------    ---------------    ---------------

Cash flows from financing activities:
Proceeds from advances from affiliates, net                        --               30,000               --
Proceeds from loan payable                                         --                 --                 --
Proceeds from sale of stock and exercise options, net           142,222             64,000            142,222
Cost incurred to register securities                               --                 --                 --
Principal payments on advances from stockholder                    --                 --                 --
                                                        ---------------    ---------------    ---------------

Net cash provided by financing activities                       142,222             94,000            142,222
                                                        ---------------    ---------------    ---------------

Net change in cash and cash equivalents                          48,911            (21,724)            48,912

Cash and cash equivalents, beginning of period                   10,053             31,777               --
                                                        ---------------    ---------------    ---------------

Cash and cash equivalents, end of period                $        58,964    $        10,053    $        48,912
                                                        ===============    ===============    ===============

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest                                                $          --      $          --      $          --
                                                        ===============    ===============    ===============

Income taxes                                            $          --      $          --      $          --
                                                        ===============    ===============    ===============


                  MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                          (Development Stage Companies)
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
       FOR THE PERIOD MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004



                                      Common Stock                  Treasury Stock
                                  Shares         Amount         Shares         Amount
                               ------------   ------------   ------------   ------------

Initial capitalization           48,000,000   $     48,000           --     $       --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1983            48,000,000         48,000           --             --

Private placement
of  stock                         4,715,000          4,700           --             --

Initial public
offering                         13,200,000         13,200           --             --

Offering costs                         --             --             --             --

Cash on sale of
common stock to
officer                              50,000             50           --             --

Compensation on
stock issued to
officer                              50,000             50           --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1984            66,015,000         66,000           --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1985            66,015,000         66,000           --             --

Issuance of stock
for subscriptions
 to officrs                       8,000,000          8,000           --             --

Issuance of options
for services to
consultants                            --             --             --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1986            74,015,000         74,000           --             --

Conversion of advances
from affiliates                  10,000,000         10,000           --             --

Rescission of common
stock issued to officer
and held in treasury                   --             --        8,000,000           --

Issuance of shares for
services rendered                   310,000            300           --             --

Issuance of Viral
Research Technologies,
Inc. common stock for
services                               --             --             --             --

Issuance of Viral
Research Technologies,
Inc. options
for services                           --             --             --             --





                                      F-11

Issuance of options
for services                           --             --             --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1987            84,325,000         84,300      8,000,000           --

Issuance of shares
to consultants for
services                          1,540,000          1,500           --             --

Stock options
exercised                           366,000            400           --             --

Stock options issued
to employees and
consultants                            --             --             --             --

Issuance of common
stock of subsidiary                    --             --             --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1988            86,231,000         86,200      8,000,000           --

Common stock issued
to officers                       8,000,000          8,000           --             --

Stock options issued
to employees and
consultants                            --             --             --             --

Sale of common stock              2,756,832          2,800           --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1989            96,987,832         97,000      8,000,000           --

Sale of common stock                100,000            100           --             --

Stock options issued
to employees                           --             --             --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1990            97,087,832         97,100      8,000,000           --

Stock issued for
services                          2,750,000          2,800           --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1991            99,837,832         99,900      8,000,000           --

Sale of common stock              2,000,000          2,000           --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1992           101,837,832        101,900      8,000,000           --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1993           101,837,832        101,900      8,000,000           --





                                      F-12

Stock issued for
services                          7,385,300          7,400           --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1994           109,223,132        109,300      8,000,000           --

Committed stock for
services                               --             --             --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1995           109,223,132        109,300      8,000,000           --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1996           109,223,132        109,300      8,000,000

Stock issued for
services                          3,360,300          3,300           --             --

Stock issued to
employees as
compensation                     11,980,000         12,000           --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1997           124,563,432        124,600      8,000,000

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1998           124,563,432        124,600      8,000,000

Stock issued to
employees                         3,500,000          3,500           --             --

Stock issued to
consultants for
services                          1,300,000          1,300           --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1999           129,363,432        129,400      8,000,000

Stock issued to
employees as
compensation                        450,000            400           --             --

Stock issued to
vendors for services              1,400,000          1,400           --             --

Exercise of options
for accrued
compensation                      5,000,000          5,000           --             --

Exercise of options
for subscriptions
receivable                          500,000            500           --             --

Stock options issued
to consultants                         --             --             --             --

Stock options issued
to employees                           --             --             --             --

Contributed services                   --             --             --             --




                                      F-13

Stock option issued
to Immune Network
Research, Ltd.                         --             --             --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 2000           136,713,432        136,700      8,000,000           --

Exercise of Immune
Network Research,
Ltd. stock option                10,000,000         10,000           --             --

Contributed services                   --             --             --             --

Employee option
exercise                          1,500,000          1,500           --             --

Exercise of put option
to Swartz LLC                       605,055            605           --             --

Shares to be returned
from Swartz LLC                        --             --          894,945           --

Cost incurred to
register common stock                  --             --             --             --

Stock options issued
to consultants                         --             --             --             --

Net income                             --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 2001           148,818,487        148,805      8,894,945

Proceeds received for
exercise of put option
to Swartz LLC                          --             --             --             --

Exercise of put option
to Swartz LLC                     1,157,000          1,157           --             --

Shares to be returned
from Swartz LLC                        --             --        3,843,000           --

Reimbursement for
costs incurred to
register common
stock                                  --             --             --             --

Stock issued to
consultant for
fundraising activity                250,000            250           --             --

Stock options issued
  consultants                          --             --             --             --

Stock issued for
exercise of option                2,500,000          2,500           --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 2002           152,725,487        152,712     12,737,945           --

Sale of Stock                     5,860,000          5,860           --             --

Stock issued to
consultant                          300,000            300           --             --




                                      F-14

Stock options issued
to consultants                         --             --             --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 2003           158,885,487   $    158,872     12,737,945   $       --

Sale of Stock                     9,800,000          9,800           --             --

Stock issued as
forgiveness of debt               3,000,000         30,000           --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 2004           171,685,487        198,672     12,737,945           --























                                      F-15

                  MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                          (Development Stage Companies)
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT (CONTINUED)
       FOR THE PERIOD MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2004



                                                                 Deficit
                                                               Accumulated
                                                Additional      During the
                               Subscriptions     Paid-in        Development
                                Receivable       Capital          Stage            Total
                               ------------    ------------    ------------    ------------

Initial capitalization         $       --      $    529,400    $       --      $    577,400

Net loss                               --              --        (1,022,600)     (1,022,600)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1983                  --           529,400      (1,022,600)       (445,200)

Private placement
of  stock                              --           584,700            --           589,400

Initial public
offering                               --         3,946,800            --         3,960,000

Offering costs                         --          (935,435)           --          (935,435)

Cash on sale of
common stock to
officer                                --             7,450            --             7,500

Compensation on
stock issued to
officer                                --            20,500            --            20,550

Net loss                               --              --        (1,338,400)     (1,338,400)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1984                  --         4,153,415      (2,361,000)      1,858,415

Net loss                               --              --        (1,794,100)     (1,794,100)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1985                  --         4,153,415      (4,155,100)         64,315

Issuance of stock
for subscriptions
 to officrs                      (1,440,000)      1,440,000            --             8,000

Issuance of options
for services to
consultants                            --           160,200            --           160,200

Net loss                               --              --        (1,533,800)     (1,533,800)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1986            (1,440,000)      5,753,615      (5,688,900)     (1,301,285)

Conversion of advances
from affiliates                        --           549,900            --           559,900

Rescission of common
stock issued to officer
and held in treasury              1,440,000      (1,440,000)           --              --

Issuance of shares for
services rendered                      --            77,900            --            78,200

Issuance of Viral R
esearch Technologies,
Inc. common stock for
services                               --           296,700            --           296,700




                                      F-16

Issuance of Viral
Research Technologies,
Inc. options
for services                           --           190,400            --           190,400

Issuance of options
for services                           --            42,200            --            42,200

Net loss                               --              --        (1,706,300)     (1,706,300)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1987                  --         5,470,715      (7,395,200)     (1,840,185)

Issuance of shares
to consultants for
services                               --           125,800            --           127,300

Stock options
exercised                              --             9,500            --             9,900

Stock options issued
to employees and
consultants                            --            13,800            --            13,800

Issuance of common
stock of subsidiary                    --           290,000            --           290,000

Net loss                               --              --          (880,200)       (880,200)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1988                  --         5,909,815      (8,275,400)     (2,279,385)

Common stock issued
to officers                            --            72,000            --            80,000

Stock options issued
to employees and
consultants                            --            15,600            --            15,600

Sale of common stock                   --           131,600            --           134,400

Net loss                               --              --          (641,400)       (641,400)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1989                  --         6,129,015      (8,916,800)     (2,690,785)

Sale of common stock                   --             3,200            --             3,300

Stock options issued
to employees                           --             7,300            --             7,300

Net loss                               --              --          (522,000)       (522,000)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1990                  --         6,139,515      (9,438,800)     (3,202,185)

Stock issued for
services                               --            38,300            --            41,100

Net loss                               --              --          (479,100)       (479,100)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1991                  --         6,177,815      (9,917,900)     (3,640,185)

Sale of common stock                   --            29,400            --            31,400

Net loss                               --              --          (483,100)       (483,100)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1992                  --         6,207,215     (10,401,000)     (4,091,885)

Net loss                               --              --          (449,400)       (449,400)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1993                  --         6,207,215     (10,850,400)     (4,541,285)

Stock issued for
services                               --           208,400            --           215,800

Net loss                               --              --          (753,900)       (753,900)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1994                  --         6,415,615     (11,604,300)     (5,079,385)





                                      F-17

Committed stock for
services                               --            13,600            --            13,600

Net loss                               --              --          (515,600)       (515,600)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1995                  --         6,429,215     (12,119,900)     (5,581,385)

Net loss                               --              --          (501,600)       (501,600)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1996                  --              --         6,429,215     (12,621,500)

Stock issued for
services                               --            89,100            --            92,400

Stock issued to
employees as
compensation                           --           322,900            --           334,900

Net loss                               --              --          (957,400)       (957,400)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1997                  --              --         6,841,215     (13,578,900)

Net loss                               --              --          (555,200)       (555,200)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1998                  --              --         6,841,215     (14,134,100)

Stock issued to
employees                              --           120,000            --           123,500

Stock issued to
consultants for
services                               --            51,700            --            53,000

Net loss                               --              --          (767,400)       (767,400)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1999                  --              --         7,012,915     (14,901,500)

Stock issued to
employees as
compensation                           --            10,850            --            11,250

Stock issued to
vendors for services                   --            73,600            --            75,000

Exercise of options
for accrued
compensation                           --            45,000            --            50,000

Exercise of options
for subscriptions
receivable                          (10,000)          9,500            --              --

Stock options issued
to consultants                         --            29,000            --            29,000

Stock options issued
to employees                           --            35,435            --            35,435

Contributed services                   --           126,900            --           126,900





                                      F-18

Stock option issued
to Immune Network
Research, Ltd.                         --           400,000            --           400,000

Net loss                               --              --        (1,150,100)     (1,150,100)
                               ------------    ------------    ------------    ------------

Balance, May 31, 2000               (10,000)      7,743,200     (16,051,600)     (8,181,700)

Exercise of Immune
Network Research,
Ltd. stock option                      --           290,000            --           300,000

Contributed services                   --           336,150            --           336,150

Employee option
exercise                           (155,000)        153,500            --              --

Exercise of put option
to Swartz LLC                       (48,404)         47,799            --              --

Shares to be returned
from Swartz LLC                        --              --              --              --

Cost incurred to
register common stock                  --           (76,973)           --           (76,973)

Stock options issued
to consultants                         --            19,500            --            19,500

Net income                             --              --           562,695         562,695
                               ------------    ------------    ------------    ------------

Balance, May 31, 2001                  --          (213,404)      8,513,176     (15,488,905)

Proceeds received for
exercise of put option
to Swartz LLC                        48,404            --              --            48,404

Exercise of put option
to Swartz LLC                          --            69,385            --            70,542

Shares to be returned
from Swartz LLC                        --              --              --              --

Reimbursement for
costs incurred to
register common
stock                                  --            14,637            --            14,637

Stock issued to
consultant for
fundraising activity                   --              (250)           --              --

Stock options issued
  consultants                          --            56,400            --            56,400

Stock issued for
exercise of option                     --            72,500            --            75,000

Net loss                               --              --          (972,073)       (972,073)
                               ------------    ------------    ------------    ------------

Balance, May 31, 2002              (165,000)      8,725,848     (16,460,978)     (7,747,418)

Sale of Stock                          --            58,140            --            64,000

Stock issued to
consultant                             --            14,700            --            15,000




                                      F-19

Stock options issued
to consultants                         --            32,500            --            32,500

Net loss                               --              --          (612,894)       (612,894)
                               ------------    ------------    ------------    ------------

Balance, May 31, 2003              (165,000)   $  8,831,188    $(17,073,872)   $ (8,248,812)

Sale of Stock                          --           132,422            --           142,222

Stock issued as
forgiveness of debt                    --              --              --            30,000

Net loss                               --              --          (307,866)       (307,866)
                               ------------    ------------    ------------    ------------

Balance, May 31, 2004              (165,000)      8,963,610     (17,381,738)     (8,384,456)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business activity (Company and Subsidiaries)

Meditech Pharmaceuticals, Inc. ("Meditech") is a drug development company, which is focused in the areas of research, development, and marketing in the biomedical industry, with an emphasis on anti-infective drugs. Meditech was incorporated in Nevada on March 21, 1983. Since then, it has been engaged in research and development activities associated with bringing its products to market.

Principles of Consolidation

The consolidated financial statements include the accounts of Meditech and its 37% owned and controlled subsidiary Viral Research Technologies, Inc. ("Viral" - see Note C) (Collectively, the "Company"). All significant transactions and balances have been eliminated in consolidation.

Development Stage Enterprise

The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. The Company has not generated significant revenues from operations and has no assurance of any future revenues. All losses accumulated since inception have been considered as part of the Company's development stage activities. The Company will require substantial additional funding for commercialization of its products. There is no assurance that the Company will be able to obtain sufficient additional funds when needed, or that such funds will be obtainable on terms satisfactory to the Company. The Company's products, to the extent that they may be deemed medical devices or biologics, are governed by the Federal Food, Drug and Cosmetics Act and by the regulations of state agencies and various foreign government agencies. There can be no assurance that the Company will maintain or obtain the regulatory approvals required to market its products.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred a net loss of $307,866 during the year ended May 31, 2004 and had a cash balance of approximately $58,964 at May 31, 2004. In addition, at May 31, 2004, the Company's deficit accumulated during the development stage was $17,381,738 and the Company had negative working capital of $8,201,462. Management recognizes that the Company must generate additional resources for the eventual achievement of sustained profitable operations. Management's plans include obtaining additional capital through equity financing and the extension of existing debt. However, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the Company or that the Company will be successful in its efforts to negotiate the extension of its existing debt.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Revenue

Revenue represents license fees that are recognized when earned over the period of the applicable license agreement.

Property and Equipment

Property and Equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from 3 to 5 years. Repairs and maintenance are charged to expense as incurred while improvements are capitalized. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation, with any resulting gain or loss included in the consolidated statements of operations.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future net cash flows expected to be generated by the assets. If the assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the assets. Based on its analysis, the Company believes that no impairment of the carrying value on its long-lived assets exists at May 31, 2004. There can be no assurance, however, that market conditions will not change which could result in impairment on long-lived assets in the future.

Stock-Based Compensation

The Company accounts for non-employee stock-based compensation under Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for
Stock-Based Compensation." SFAS 123 defines a fair value based method of accounting for stock-based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Under APB 25, compensation cost, if any, is recognized over the respective vesting period based on the difference, on the date of grant, between the fair value of the Company's common stock and the grant price. Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income (loss) and earnings per share, as if the fair value method of accounting defined in SFAS 123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB 25.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the option vesting period. Adjustments are made for options forfeited prior to vesting. The effect on compensation expense and net
(loss) income had compensation cost for the Company's stock option issues been determined based on fair value on the date of grant consistent with the provisions of SFAS 123 is as follows for the years ended May 31:

                                                            2004         2003
                                                         ---------    ---------

Net (loss) income, as reported                            (307,866)    (612,896)

Additional compensation expense under SFAS 123                --           --
                                                         ---------    ---------

Pro forma net (loss) income                              $(307,866)    (612,896)
                                                         =========    =========

Pro forma net (loss) income per share                    $    --      $    --
                                                         =========    =========


Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is provided for significant deferred tax assets when it is more likely than not those assets will not be recovered.

Fair Value of Financial Instruments

The carrying values of the Company's certain financial instruments as of May 31, 2004, including cash, accounts payable and accrued expenses, and accrued compensation, approximate their respective fair values due to their short-term nature. The fair value of advances from affiliates are not determinable as the transactions are with related parties.

Concentration of Credit Risk

The financial instrument which potentially subjects the Company to concentration of credit risk is cash and cash equivalents. The Company maintains cash and cash equivalents balances at certain high quality financial institutions, and at times such balances may exceed the Federal Deposit Insurance Corporation $100,000 insurance limit. As of May 31, 2004, there were no uninsured portions of cash.

Loss Per Share

Basic loss per share is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As the Company has incurred net losses for 2004 and 2003, potential common shares (totaling 3,800,000 and 3,800,000 shares, respectively) were excluded from the computation as the effect would be anti-dilutive.

Comprehensive Income

Comprehensive income is not presented in the Company's consolidated financial statements since the Company did not have any items of comprehensive income in any period presented.

Segments of an Enterprise and Related Information

As the Company operates in one segment, the Company has not made segment disclosures in the accompanying consolidated financial statements.

New Accounting Standard

On December 31, 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. Application of the provisions of SFAS 148 may be as of the beginning of the fiscal year or as of the beginning of the interim period in which SFAS 148 was issued. The Company has elected to adopt SFAS 148 as of the beginning of the current fiscal year.

On April 30, 2003, the FASB issued a Financial Interpretation No. 45, "Disclosure Requirements Mandate Fair Value at Inception." FIN 45 states that "a guarantor is required to recognize, at the inception of a guarantee, a liability for the obligations it has undertaken in issuing the guarantee, including its ongoing obligations to stand ready to perfom over the term of the guarantee of the event that the specified triggering events or conditions occur. The objective of the initial measurement of that liability is the fair value of the guarantee at its inception." FIN 45 covers guarantee contracts such as financial and market value guarantees, performance guarantees, and indirect guarantees of the indebtedness of others. As of May 31, 2003, The Company does not have any guarantee contracts affected by this interpretation.

On May 31, 2003 the FASB issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The remaining provisions of this statement are consistent with the Board's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own equity shares, depending on the nature of the relationship established between the holder and the issuer. Application of the provisions of SFAS 150 is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has elected to adopt SFAS 150 at the beginning of the next fiscal year.

Reclassifications

Certain reclassifications have been made to prior year amounts in the consolidated financial statements in order to conform to the current year presentation. These reclassifications have no effect on previously reported results of operations.

NOTE B - MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY

On January 22, 1987, the Company and a 50% investor formed VRT, Inc. ("VRT"), a Nevada corporation, for the purposes of developing a marketing strategy for its products. On January 26, 1987, the Company granted certain exclusive rights to VRT to market and distribute the Company's products. The agreement expired on November 30, 1996.

On April 30, 1987, pursuant to a merger agreement, VRT was combined with Viral, a Nevada corporation and an inactive public shell, which became the surviving corporation. In the transaction, Viral issued 15,000,000 shares of common stock to the company and its investor for all outstanding shares of VRT. After the merger, the Company owned 37% of Viral. Viral's Board of Directors is controlled by officers and directors of the Company. Additionally, the companies have the same management team, and Viral is economically dependent on the Company to fund its continuing operations. Therefore, Viral has been consolidated as it is effectively controlled by the Company.

At May 31, 2004, the assets and liabilities of Viral were as follows:

 ASSETS

       Due from Meditech                    $  400,000
                                            ----------

             Total Assets                   $  400,000
                                            ==========


LIABILITIES

       Accounts Payable                     $    5,000

       Due to Meditech                         129,000
                                            ----------

             Total Liabilities                 134,000

EQUITY                                         266,000
                                            ----------

             Total Liabilities and Equity   $  400,000
                                            ==========


Amounts recorded as minority interest in consolidated subsidiary on the accompanying consolidated balance sheet represent the pro rata portion of Viral's equity attributable to minority stockholders.

NOTE C - COMMITMENTS AND CONTINGENCIES

Leases

Currently, the Company uses its operating facilities provided by its Chief Executive Officer, without a license agreement. The Company incurred approximately $18,000 for the years ended May 31, 2004 and 2003 of rent expense related to this lease. There is no guarantee the officer will be willing to provide these facilities in the future (see Note G).

Employment Agreements

The Company entered into employment agreements dated February 3, 2000 (amended on May 31, 2001) with two of its officers. The agreements are for three-year terms ending on March 15, 2003, however if it is not terminated by either party, the term shall be automatically renewed for successive one-year periods commencing on each anniversary date of the original term. As of May 31, 2003, the agreements were not terminated. The agreements provide for a combined base salary of $270,000 per annum for the first year with an increase at least equal to the consumer price index over each succeeding year. The agreements also provide for an annual bonus based on certain performance goals and a severance payment based on two years of base salary and bonus based, as defined, upon termination without cause or change of control of the Company. Additionally, on August 9, 2001, the Company granted to its officers, options to purchase a total of 44,900,000 shares of common stock exercisable at $0.056 per share and vesting immediately on the date of grant. No compensation expense was recognized for the granting of these options as the exercise price was equal to the market price on the date of grant.

Litigation

The Company may become involve in various legal proceedings and claims which arise in the ordinary course of its business. Management does not believe that these matters will have a material adverse effect on the Company's consolidated financial position or results of operations.

License Agreement

On February 3, 2000, the Company received $25,000 from Immune Network Research, Ltd. ("INR"), a Canadian pharmaceutical development company, under a letter of intent. The payment was made for a one-year irrevocable option granting INR the right to negotiate for an exclusive license for pharmaceutical applications worldwide outside of the United States. The Company then received an additional $100,000 from INR in anticipation of a definitive agreement. Under the terms of the letter, if an agreement is reached, the Company will issue an option to INR for up to 10,000,000 shares of common stock, exercisable at $0.03 per share. In return, the Company will receive royalties equal to 7% of net sales for all MTCH-24 (TM) products sold and 4% of net sales for all Viraplex (R) products sold by INR. The option was valued at $400,000 using the Black-Scholes option-pricing model, which was recorded as an operating expense on the date granted.

On May 25, 2001, the Company and INR entered into a definitive licensing agreement, which terminated the letter of intent. Under this licensing agreement the Company assigned its rights and interests in two applications of its proprietary products. In consideration of the assignment, INR agreed to pay a royalty equal to 2% of the gross worldwide sales of each of the products. The term of the royalty is the longer of 10 years or the life of any patent based on the products. The Company has not yet recognized any royalty revenue related to this agreement.

NOTE D - STOCKHOLDERS' DEFICIT

Preferred Stock

The Company is authorized to issue 25,000,000 shares of its $0.001 par value preferred stock. The Company has not issued any preferred stock to date.

Common Stock

In May 2003, the Company issued 300,000 shares of common stock to a consultant for work performed in connection with a proceeding against Meditech, recording consulting expense of $15,000.

During the year ended May 31, 2003, the Company issued 5,860,000 shares of common stock for cash of $64,000.

During the year ended May 31, 2004, the Company issued 3,000,000 shares of common stock as a payment against a loan. This issuance paid off the entire loan of $30,000.

During the year May 31, 2004, the Company issued 9,800,000 shares of common stock for cash of $142,222.


Stock Options

The Company has no formal stock option plan. From time to time, the Company issues stock options pursuant to various agreements and other compensating arrangements.

The following summarizes all transactions for the years ended May 31, 2004 and 2003 involving the Company's stock options:

During the year ended May 31,  2003,  the  Company  issued  options to  purchase
1,500,000  shares of its common stock to vendors and consultants of the Company.
The options are exercisable at $0.010 per share for 1,250,000 options and $0.028 per share for 250,000 options and expire at various dates through February 2008.
All of these options vest immediately. The Company recognized $32,500 as consulting expense under general and administrative expenses in the accompanying consolidated statement of operations related to these options (based on the Black- Scholes option pricing model pursuant to SFAS 123).

During the year ended May 31,  2003,  the  Company  issued  options to  purchase
2,250,000 shares of common stock to employees and stockholders of the Company, vesting immediately. The options are exercisable at $0.010 per share and expire at various dates through December 2007. No compensation expense was recognized as the exercise price at the dates of grant approximates the fair market value of the stock on those dates.

         Stock option activity for the years ended May 31, 2004 and 2003, is as follows:

                                            2004                          2003
                                 ---------------------------   ---------------------------
                                                 Weighted                      Weighted
                                                 Average                       Average
                                   Options    Exercise Price     Options    Exercise Price
                                 ----------   --------------   ----------   --------------
Outstanding, beginning of year   57,890,000   $         0.06   54,140,000   $         0.14

Granted                                --               --      3,750,000             0.05

Exercised                              --               --           --               --
                                 ----------   --------------   ----------   --------------

Outstanding, end of year         57,890,000             0.06   57,890,000             0.06
                                 ==========   ==============   ==========   ==============

Exercisable, end of year         57,890,000             0.06   53,640,000             0.06
                                 ==========   ==============   ==========   ==============

Weighted average fair value of
options granted                                         0.06                          0.05
                                              ==============                ==============



The following summarizes information about stock options outstanding at May 31, 2004:


                             Options Outstanding             Options Exercisable
                    ------------------------------------    ----------------------
                                  Weighted
                                   Average      Weighted                  Weighted
                     Number of    Remaining      Average     Number of     Average
Range of Exercise     Shares     Contractual    Exercise      Shares      Exercise
     Prices         Oustanding   Life (Years)    Price      Exercisable    Price
-----------------   ----------   ------------   --------    -----------   --------
$ 0.010 - $ 0.028    7,650,000       5.4        $  0.020      7,650,000   $  0.018
$ 0.050 - $ 0.056   46,990,000       6.9           0.060     46,990,000      0.056
$ 0.130 - $ 0.210    3,250,000       0.7           0.210      3,250,000      0.206
                    ----------                  --------    -----------   --------

                    57,890,000                  $  0.059     57,890,000   $  0.059
                    ==========                  ========    ===========   ========

Pro Forma Stock Option Information

Pro Forma information regarding net (loss) income is required by SFAS 123 and is determined as if the Company accounted for its employee stock options under the fair value method pursuant to SFAS 123, rather than the method pursuant to APB 25, as discussed in Note A. The fair value of these options is estimated at the date of grant based on the Black-Scholes options pricing model (the "Model") with the following assumptions for the years ended May 31, 2004 and 2003, respectively; risk free interest rate of 3.9% and 4.4%; expected dividend yield of 0%; expected life of the options of 5 years; and volatility factor of the expected market price of the Company's common stock of 88% and 207%.

The Model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, the Model requires the input of highly subjective assumptions including the expected stock price volatility. The Company's employee stock options have characteristics significantly different from those of traded options; changes in the subjective input assumptions can materially affect the fair value estimate.

NOTE E - INVESTMENT AGREEMENT

On June 30, 2000, and subsequently amended on February 15, 2001, the Company entered into an investment agreement with Swartz Private Equity, LLC ("Swartz"). The investment agreement entitles the Company to issue and sell common stock to Swartz in the form of put rights for up to an aggregate of $30,000,000 from time to time during a three-year period beginning on the date of an effective registration statement which was May 3, 2001.

Under the agreement, in order to invoke a put right, the Company must provide Swartz with at least 10 but not more than 20 business days advance notice of the date on which the Company intends to exercise a put right and must indicate the number of shares of common stock the Company intends to sell to Swartz. The Company may also designate a maximum dollar amount of common stock (not to exceed 2,000,000), which the Company will sell to Swartz during the put/and or a minimum purchase price per common share at which Swartz may purchase shares during the put. The number of shares of common stock sold to Swartz in a put may not exceed the lesser of (i) 1,500,000 shares; (ii) 15% of the aggregate daily reported trading volume of the Company's common shares, excluding certain block trades, during the 20 business days after the date of a put notice, with certain restrictions; (iii) 15% of the aggregate daily reported trading volume of common shares during the 20 days before the put date, excluding certain block trades; or (iv) a number of shares that, when added to the number of shares acquired by Swartz under the investment agreement during the 31 days preceding the put date, would exceed 9.99% of the total number of shares of common stock outstanding. For each common share, Swartz will pay the Company the lesser of (i) the market price for such put, minus $0.075 or (ii) 91% of the market price for the put.

Further, under the provisions of the agreement, during the term of the investment agreement and for a period of one year thereafter, the Company is prohibited from engaging in certain financing transactions involving the Company's equity securities.

During the year ended May 31, 2004 and 2003, the Company exercised no put options.

NOTE F - INCOME TAXES

Significant components of the Company's deferred tax assets and liabilities consisted of the following at May 31, 2004:

 Deferred Tax Assets:
        Reserve for finance charges                                 $    57,416
        Accrued compensation                                          1,454,541
        Interest on related party advances                            1,375,430
        Net operating loss carryforwards                              1,022,330
        Valuation allowance                                          (3,909,717)
                                                                    -----------
        Net deferred tax asset                                      $      --
                                                                    ===========

The valuation allowance decreased by $74,964 and increased by $571,681 during the years ended May 31, 2004 and 2003, respectively. No current provision for income taxes for the year ended May 31, 2004 and 2003 is required, since the Company incurred net operating losses through May 31, 2004.

As of May 31, 2004, the Company had net operating loss carry forwards of approximately $1,771,838 for federal income tax reporting purposes available to offset future taxable income, which expire on 2019.

NOTE G  - RELATED PARTY TRANSACTIONS

Since inception, the Company has received advances from Petro-Med, Inc., an affiliate, to fund its working capital requirements. At May 31, 2004, the Company maintained short-term advances from affiliates of $4,539,346 which are due on demand. Accrued interest is attributed to and included in the outstanding balance as incurred. The advances bear interest at 9% per annum on any outstanding balance. During fiscal year ended May 31, 2003, both partners agreed to stop accruing interest on these advances. Interest expense on the advances was $0 and $197,699 for the years ended May 31, 2004 and 2003, respectively.

The Company maintains its primary place of business in facilities owned by the Chief Executive Office, for which it is charged rent expense (see Note C).



NOTE H - EARNINGS PER SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computation for the years ended May 31, 2004 and 2003.

                                                            2004           2003
                                                        ------------   ------------
Numerator for basic and diluted earning per share:

Net loss contributed to common stockholders             $    307,866   $    612,896
                                                        ============   ============

Denominator for basic and diluted earnings per share:

           Weighted average shares (basic)               164,901,971    155,512,905

           Common stock equivalents                             --             --
                                                        ------------   ------------

           Weighted average shares (dilutive)            164,901,971    155,512,905
                                                        ============   ============

Basic and diluted earnings per share -
           Loss per common share                        $       0.00   $       0.00
                                                        ============   ============


                  MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                          (Development Stage Companies)
                           CONSOLIDATED BALANCE SHEET
       FOR THE PERIOD MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2003
                                                        May 31, 2003    May 31, 2002
                                                        ------------    ------------
                           ASSETS

Current assets:
Cash and cash equivalents                               $     10,053    $     31,777
                                                        ------------    ------------

Total current assets                                          10,053          31,777
                                                        ------------    ------------

Property and equipment
Property and equipment                                         3,593           3,593
Less: accumulated depreciation                                (3,270)         (2,180)
                                                        ------------    ------------

Total property and equipment, net                                323           1,413
                                                        ------------    ------------

Other assets                                                   7,515           8,230
                                                        ------------    ------------

Total assets                                            $     17,891    $     41,420
                                                        ============    ============

        LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses                        261,870    $    260,537

Accrued compensation                                       3,274,187       3,025,353
Advances from affiliates                                   4,539,346       4,311,648
                                                        ------------    ------------

Total current liabilities                                  8,075,403       7,597,538
                                                        ------------    ------------

Minority interest in consolidated subsidiary                 191,300         191,300
                                                        ------------    ------------

Commitments and contingencies

Stockholders' deficit:
Preferred stock, $0.001 par value; 25,000,000 shares
authorized; no shares issued and outstanding                    --              --
Common stock, $0.001 par value; 400,000,000 shares
authorized; 158,885,487 shares issued and outstanding        158,872         152,712
Subscriptions receivable                                    (165,000)       (165,000)
Additional paid-in capital                                 8,831,188       8,725,848
Deficit accumulated during the development stage         (17,073,872)    (16,460,978)
                                                        ------------    ------------

    Total stockholders' deficit                           (8,248,812)     (7,747,418)
                                                        ------------    ------------

    Total liabilities and stockholders' deficit         $     17,891    $     41,420
                                                        ============    ============


                  MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                          (Development Stage Companies)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
       FOR THE PERIOD MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2003

                                                                                             For The Period
                                                                                              May 4, 1982
                                                          For The Year     For The Year         (Date of
                                                              Ended            Ended         Inception) to
                                                          May 31, 2003     May 31, 2002       May 31, 2003
                                                         --------------    --------------    --------------

Revenue                                                  $       27,132    $         --      $      152,132
                                                         --------------    --------------    --------------

Operating expenses:
Research and development                                         30,000            24,650         1,899,450
General and administrative                                      412,611           586,649        13,684,197
General                                                            --                --             325,400
                                                         --------------    --------------    --------------
Total Operating expenses                                        442,611           611,299        15,909,047
                                                         --------------    --------------    --------------

Loss before other income (expense)                             (415,479)         (611,299)      (15,756,916)
                                                         --------------    --------------    --------------

Other income (expense):
Interest expense                                               (197,699)         (369,775)       (3,439,374)
Interest income                                                     284             2,989           305,773
Other income, net                                                  --               6,012            81,612
Gain on write-down of accounts payable                             --                --           1,405,232
                                                         --------------    --------------    --------------
Total other income (expenses)                                  (197,415)         (360,774)       (1,646,757)
                                                         --------------    --------------    --------------

Loss before minority interest in losses of subsidiary          (612,894)         (972,073)      (17,403,672)
                                                         --------------    --------------    --------------

Minority interest in losses of subsidiary                          --                --             329,800
                                                         --------------    --------------    --------------
Net (loss) income                                        $     (612,894)   $     (972,073)   $  (17,073,872)
                                                         ==============    ==============    ==============

Net (loss) income available to common stockholders per common share:

Net (loss) income per common share - basic and diluted   $        (0.01)   $        (0.01)
                                                         ==============    ==============

Weighted average shares outstanding:
Basic                                                       155,512,905       151,225,693
                                                         ==============    ==============

Diluted                                                     155,512,905       151,225,693
                                                         ==============    ==============


                  MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                          (Development Stage Companies)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
       FOR THE PERIOD MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2003
                                                                                            For The Period
                                                                                              May 4, 1982
                                                         For The Year      For The Year        (Date of
                                                             Ended             Ended         Inception) to
                                                         May 31, 2003      May 31, 2002      May 31, 2003
                                                        --------------    --------------    --------------
Cash flows from operating activities:
Net (loss) income                                       $     (612,894)   $     (972,073)   $  (17,073,872)
Adjustments to reconcile net )loss) income to
net cash used in operating activities:
Depreciation and amortization                                    1,346             1,390           140,036
Warrants and options issued to employees,
vendors and consultants                                         32,500            56,400           883,500
Minority interest in losses of subsidiary                         --                --            (329,800)
Stock issued to employees, vendors and
consultants                                                     15,000              --           1,682,300
Contributed services                                              --                --             463,050
Accrued interest on advances from affiliates                      --             369,748         3,241,648
Gain on write-down of accounts payable                            --                --          (1,405,232)
Changes in operating assets and liabilities:
Other receivable                                                   621              --                --
Other assets                                                      (161)             (697)           (9,301)
Accounts payable and accrued expenses                            1,333            (3,784)        1,596,102
Accrued compensation                                           248,834           211,003         3,274,187
Deferred revenue                                                  --                --                --
                                                        --------------    --------------    --------------

Net cash used in operating activities                         (313,421)         (338,013)       (7,537,382)

Cash flows used in investing activities:
Purchases of furniture and equipment                              --                (393)         (139,193)
                                                        --------------    --------------    --------------
Cash flows from financing activities:
Proceeds from advances from affiliates, net                    227,697              --           2,478,497
Proceeds from loan payable                                        --                --              71,000
Proceeds from sale of stock and exercise options, net          193,946         5,178,346
Proceeds from sale of restricted stock, net                     64,000              --                --
Cost incurred to register securities                              --              14,637           (62,336)
Principal payments on advances from stockholder                   --                --             (43,500)

Net cash provided by financing activities                      291,697           208,583         7,622,007
                                                        --------------    --------------    --------------

Net change in cash and cash equivalents                        (21,724)         (129,823)          (54,568)

Cash and cash equivalents, beginning of period                  31,777           161,600              --
                                                        --------------    --------------    --------------

Cash and cash equivalents, end of period                $       10,053    $       31,777    $      (54,568)
                                                        ==============    ==============    ==============


Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest                                                $         --      $         --      $         --
                                                        ==============    ==============    ==============

Income taxes                                            $         --      $         --      $         --
                                                        ==============    ==============    ==============


                  MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                          (Development Stage Companies)
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
       FOR THE PERIOD MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2003


                                      Common Stock                  Treasury Stock
                                  Shares         Amount         Shares         Amount
                               ------------   ------------   ------------   ------------

Initial capitalization           48,000,000   $     48,000           --     $       --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1983            48,000,000         48,000           --             --

Private placement
of  stock                         4,715,000          4,700           --             --

Initial public
offering                         13,200,000         13,200           --             --

Offering costs                         --             --             --             --

Cash on sale of
common stock to
officer                              50,000             50           --             --

Compensation on
stock issued to
officer                              50,000             50           --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1984            66,015,000         66,000           --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1985            66,015,000         66,000           --             --

Issuance of stock
for subscriptions
 to officrs                       8,000,000          8,000           --             --

Issuance of options
for services to
consultants                            --             --             --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1986            74,015,000         74,000           --             --

Conversion of advances
from affiliates                  10,000,000         10,000           --             --

Rescission of common
stock issued to officer
and held in treasury                   --             --        8,000,000           --

Issuance of shares for
services rendered                   310,000            300           --             --

Issuance of Viral
Research Technologies,
Inc. common stock for
services                               --             --             --             --

Issuance of Viral
Research Technologies,
Inc. options
for services                           --             --             --             --

Issuance of options
for services                           --             --             --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------




                                      F-32

Balance, May 31, 1987            84,325,000         84,300      8,000,000           --

Issuance of shares
to consultants for
services                          1,540,000          1,500           --             --

Stock options
exercised                           366,000            400           --             --

Stock options issued
to employees and
consultants                            --             --             --             --

Issuance of common
stock of subsidiary                    --             --             --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1988            86,231,000         86,200      8,000,000           --

Common stock issued
to officers                       8,000,000          8,000           --             --

Stock options issued
to employees and
consultants                            --             --             --             --

Sale of common stock              2,756,832          2,800           --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1989            96,987,832         97,000      8,000,000           --

Sale of common stock                100,000            100           --             --

Stock options issued
to employees                           --             --             --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1990            97,087,832         97,100      8,000,000           --

Stock issued for
services                          2,750,000          2,800           --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1991            99,837,832         99,900      8,000,000           --

Sale of common stock              2,000,000          2,000           --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1992           101,837,832        101,900      8,000,000           --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1993           101,837,832        101,900      8,000,000           --

Stock issued for
services                          7,385,300          7,400           --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1994           109,223,132        109,300      8,000,000           --

Committed stock for
services                               --             --             --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1995           109,223,132        109,300      8,000,000           --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------




                                      F-33

Balance, May 31, 1996           109,223,132        109,300      8,000,000

Stock issued for
services                          3,360,300          3,300           --             --

Stock issued to
employees as
compensation                     11,980,000         12,000           --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1997           124,563,432        124,600      8,000,000

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1998           124,563,432        124,600      8,000,000

Stock issued to
employees                         3,500,000          3,500           --             --

Stock issued to
consultants for
services                          1,300,000          1,300           --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 1999           129,363,432        129,400      8,000,000

Stock issued to
employees as
compensation                        450,000            400           --             --

Stock issued to
vendors for services              1,400,000          1,400           --             --

Exercise of options
for accrued
compensation                      5,000,000          5,000           --             --

Exercise of options
for subscriptions
receivable                          500,000            500           --             --

Stock options issued
to consultants                         --             --             --             --

Stock options issued
to employees                           --             --             --             --

Contributed services                   --             --             --             --

Stock option issued
to Immune Network
Research, Ltd.                         --             --             --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 2000           136,713,432        136,700      8,000,000           --

Exercise of Immune
Network Research,
Ltd. stock option                10,000,000         10,000           --             --

Contributed services                   --             --             --             --

Employee option
exercise                          1,500,000          1,500           --             --

Exercise of put option
to Swartz LLC                       605,055            605           --             --

Shares to be returned
from Swartz LLC                        --             --          894,945           --

Cost incurred to
register common stock                  --             --             --             --




                                      F-34

Stock options issued
to consultants                         --             --             --             --

Net income                             --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 2001           148,818,487        148,805      8,894,945

Proceeds received for
exercise of put option
to Swartz LLC                          --             --             --             --

Exercise of put option
to Swartz LLC                     1,157,000          1,157           --             --

Shares to be returned
from Swartz LLC                        --             --        3,843,000           --

Reimbursement for
costs incurred to
register common
stock                                  --             --             --             --

Stock issued to
consultant for
fundraising activity                250,000            250           --             --

Stock options issued
  consultants                          --             --             --             --

Stock issued for
exercise of option                2,500,000          2,500           --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 2002           152,725,487        152,712     12,737,945           --

Sale of Stock                     5,860,000          5,860           --             --

Stock issued to
consultant                          300,000            300           --             --

Stock options issued
to consultants                         --             --             --             --

Net loss                               --             --             --             --
                               ------------   ------------   ------------   ------------

Balance, May 31, 2003           158,885,487   $    158,872     12,737,945   $       --
                               ============   ============   ============   ============
















                                      F-35









                                      F-15

                  MEDITECH PHARMACEUTICALS, INC. AND SUBSIDIARY
                          (Development Stage Companies)
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT (CONTINUED)
       FOR THE PERIOD MAY 4, 1982 (Date of Inception) THROUGH MAY 31, 2003



                                                                 Deficit
                                                               Accumulated
                                                Additional      During the
                               Subscriptions     Paid-in        Development
                                Receivable       Capital          Stage            Total
                               ------------    ------------    ------------    ------------

Initial capitalization         $       --      $    529,400    $       --      $    577,400

Net loss                               --              --        (1,022,600)     (1,022,600)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1983                  --           529,400      (1,022,600)       (445,200)

Private placement
of  stock                              --           584,700            --           589,400

Initial public
offering                               --         3,946,800            --         3,960,000

Offering costs                         --          (935,435)           --          (935,435)

Cash on sale of
common stock to
officer                                --             7,450            --             7,500

Compensation on
stock issued to
officer                                --            20,500            --            20,550

Net loss                               --              --        (1,338,400)     (1,338,400)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1984                  --         4,153,415      (2,361,000)      1,858,415

Net loss                               --              --        (1,794,100)     (1,794,100)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1985                  --         4,153,415      (4,155,100)         64,315

Issuance of stock
for subscriptions
 to officrs                      (1,440,000)      1,440,000            --             8,000

Issuance of options
for services to
consultants                            --           160,200            --           160,200

Net loss                               --              --        (1,533,800)     (1,533,800)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1986            (1,440,000)      5,753,615      (5,688,900)     (1,301,285)

Conversion of advances
from affiliates                        --           549,900            --           559,900

Rescission of common
stock issued to officer
and held in treasury              1,440,000      (1,440,000)           --              --

Issuance of shares for
services rendered                      --            77,900            --            78,200

Issuance of Viral R
esearch Technologies,
Inc. common stock for
services                               --           296,700            --           296,700

Issuance of Viral
Research Technologies,
Inc. options
for services                           --           190,400            --           190,400

Issuance of options
for services                           --            42,200            --            42,200

Net loss                               --              --        (1,706,300)     (1,706,300)
                               ------------    ------------    ------------    ------------





                                      F-36

Balance, May 31, 1987                  --         5,470,715      (7,395,200)     (1,840,185)

Issuance of shares
to consultants for
services                               --           125,800            --           127,300

Stock options
exercised                              --             9,500            --             9,900

Stock options issued
to employees and
consultants                            --            13,800            --            13,800

Issuance of common
stock of subsidiary                    --           290,000            --           290,000

Net loss                               --              --          (880,200)       (880,200)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1988                  --         5,909,815      (8,275,400)     (2,279,385)

Common stock issued
to officers                            --            72,000            --            80,000

Stock options issued
to employees and
consultants                            --            15,600            --            15,600

Sale of common stock                   --           131,600            --           134,400

Net loss                               --              --          (641,400)       (641,400)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1989                  --         6,129,015      (8,916,800)     (2,690,785)

Sale of common stock                   --             3,200            --             3,300

Stock options issued
to employees                           --             7,300            --             7,300

Net loss                               --              --          (522,000)       (522,000)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1990                  --         6,139,515      (9,438,800)     (3,202,185)

Stock issued for
services                               --            38,300            --            41,100

Net loss                               --              --          (479,100)       (479,100)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1991                  --         6,177,815      (9,917,900)     (3,640,185)

Sale of common stock                   --            29,400            --            31,400

Net loss                               --              --          (483,100)       (483,100)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1992                  --         6,207,215     (10,401,000)     (4,091,885)

Net loss                               --              --          (449,400)       (449,400)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1993                  --         6,207,215     (10,850,400)     (4,541,285)

Stock issued for
services                               --           208,400            --           215,800

Net loss                               --              --          (753,900)       (753,900)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1994                  --         6,415,615     (11,604,300)     (5,079,385)

Committed stock for
services                               --            13,600            --            13,600

Net loss                               --              --          (515,600)       (515,600)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1995                  --         6,429,215     (12,119,900)     (5,581,385)

Net loss                               --              --          (501,600)       (501,600)
                               ------------    ------------    ------------    ------------



                                      F-37

Balance, May 31, 1996                  --              --         6,429,215     (12,621,500)

Stock issued for
services                               --            89,100            --            92,400

Stock issued to
employees as
compensation                           --           322,900            --           334,900

Net loss                               --              --          (957,400)       (957,400)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1997                  --              --         6,841,215     (13,578,900)

Net loss                               --              --          (555,200)       (555,200)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1998                  --              --         6,841,215     (14,134,100)

Stock issued to
employees                              --           120,000            --           123,500

Stock issued to
consultants for
services                               --            51,700            --            53,000

Net loss                               --              --          (767,400)       (767,400)
                               ------------    ------------    ------------    ------------

Balance, May 31, 1999                  --              --         7,012,915     (14,901,500)

Stock issued to
employees as
compensation                           --            10,850            --            11,250

Stock issued to
vendors for services                   --            73,600            --            75,000

Exercise of options
for accrued
compensation                           --            45,000            --            50,000

Exercise of options
for subscriptions
receivable                          (10,000)          9,500            --              --

Stock options issued
to consultants                         --            29,000            --            29,000

Stock options issued
to employees                           --            35,435            --            35,435

Contributed services                   --           126,900            --           126,900

Stock option issued
to Immune Network
Research, Ltd.                         --           400,000            --           400,000

Net loss                               --              --        (1,150,100)     (1,150,100)
                               ------------    ------------    ------------    ------------

Balance, May 31, 2000               (10,000)      7,743,200     (16,051,600)     (8,181,700)

Exercise of Immune
Network Research,
Ltd. stock option                      --           290,000            --           300,000

Contributed services                   --           336,150            --           336,150

Employee option
exercise                           (155,000)        153,500            --              --

Exercise of put option
to Swartz LLC                       (48,404)         47,799            --              --

Shares to be returned
from Swartz LLC                        --              --              --              --

Cost incurred to
register common stock                  --           (76,973)           --           (76,973)




                                      F-38

Stock options issued
to consultants                         --            19,500            --            19,500

Net income                             --              --           562,695         562,695
                               ------------    ------------    ------------    ------------

Balance, May 31, 2001                  --          (213,404)      8,513,176     (15,488,905)

Proceeds received for
exercise of put option
to Swartz LLC                        48,404            --              --            48,404

Exercise of put option
to Swartz LLC                          --            69,385            --            70,542

Shares to be returned
from Swartz LLC                        --              --              --              --

Reimbursement for
costs incurred to
register common
stock                                  --            14,637            --            14,637

Stock issued to
consultant for
fundraising activity                   --              (250)           --              --

Stock options issued
  consultants                          --            56,400            --            56,400

Stock issued for
exercise of option                     --            72,500            --            75,000

Net loss                               --              --          (972,073)       (972,073)
                               ------------    ------------    ------------    ------------

Balance, May 31, 2002              (165,000)      8,725,848     (16,460,978)     (7,747,418)

Sale of Stock                          --            58,140            --            64,000

Stock issued to
consultant                             --            14,700            --            15,000

Stock options issued
to consultants                         --            32,500            --            32,500

Net loss                               --              --          (612,894)       (612,894)
                               ------------    ------------    ------------    ------------

Balance, May 31, 2003              (165,000)   $  8,831,188    $(17,073,872)   $ (8,248,812)
                               ============    ============    ============    ============

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business activity (Company and Subsidiaries)

Meditech Pharmaceuticals, Inc. ("Meditech") is a drug development company, which is focused in the areas of research, development, and marketing in the biomedical industry, with an emphasis on anti-infective drugs. Meditech was incorporated in Nevada on March 21, 1983. Since then, it has been engaged in research and development activities associated with bringing its products to market.

Principles of Consolidation

The consolidated financial statements include the accounts of Meditech and its 37% owned and controlled subsidiary Viral Research Technologies, Inc. ("Viral" - see Note C) (Collectively, the "Company"). All significant transactions and balances have been eliminated in consolidation.

Development Stage Enterprise

The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. The Company has not generated significant revenues from operations and has no assurance of any future revenues. All losses accumulated since inception have been considered as part of the Company's development stage activities. The Company will require substantial additional funding for commercialization of its products. There is no assurance that the Company will be able to obtain sufficient additional funds when needed, or that such funds will be obtainable on terms satisfactory to the Company. The Company's products, to the extent that they may be deemed medical devices or biologics, are governed by the Federal Food, Drug and Cosmetics Act and by the regulations of state agencies and various foreign government agencies. There can be no assurance that the Company will maintain or obtain the regulatory approvals required to market its products.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred a net loss of $612,894 during the year ended May 31, 2003 and had a cash balance of approximately $10,053 at May 31, 2003. In addition, at May 31, 2003, the Company's deficit accumulated during the development stage was $17,073,872 and the Company had negative working capital of $8,065,350. Management recognizes that the Company must generate additional resources for the eventual achievement of sustained profitable operations. Management's plans include obtaining additional capital through equity financing and the extension of existing debt. However, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the Company or that the Company will be successful in its efforts to negotiate the extension of its existing debt.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Revenue

Revenue represents license fees that are recognized when earned over the period of the applicable license agreement.

Property and Equipment

Property and Equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from 3 to 5 years. Repairs and maintenance are charged to expense as incurred while improvements are capitalized. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation, with any resulting gain or loss included in the consolidated statements of operations.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future net cash flows expected to be generated by the assets. If the assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the assets. Based on its analysis, the Company believes that no impairment of the carrying value on its long-lived assets exists at May 31, 2003. There can be no assurance, however, that market conditions will not change which could result in impairment on long-lived assets in the future.

Stock-Based Compensation

The Company accounts for non-employee stock-based compensation under Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for
Stock-Based Compensation." SFAS 123 defines a fair value based method of accounting for stock-based compensation. However, SFAS 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Under APB 25, compensation cost, if any, is recognized over the respective vesting period based on the difference, on the date of grant, between the fair value of the Company's common stock and the grant price. Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income (loss) and earnings per share, as if the fair value method of accounting defined in SFAS 123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB 25.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the option vesting period. Adjustments are made for options forfeited prior to vesting. The effect on compensation expense and net
(loss) income had compensation cost for the Company's stock option issues been determined based on fair value on the date of grant consistent with the provisions of SFAS 123 is as follows for the years ended May 31:

                                                           2003          2002
                                                       ----------    ----------

Net (loss) income, as reported                           (612,896)     (972,073)
Additional compensation expense
   under SFAS 123                                            --      (1,482,000)
                                                       ----------    ----------
Pro forma net (loss) income                            $ (612,896)   (2,454,073)
                                                       ==========    ==========
Pro forma net (loss) income per share                  $     --      $    (0.02)
                                                       ==========    ==========
Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is provided for significant deferred tax assets when it is more likely than not those assets will not be recovered.

Fair Value of Financial Instruments

The carrying values of the Company's certain financial instruments as of May 31, 2003, including cash, accounts payable and accrued expenses, and accrued compensation, approximate their respective fair values due to their short-term nature. The fair value of advances from affiliates are not determinable as the transactions are with related parties.

Concentration of Credit Risk

The financial instrument which potentially subjects the Company to concentration of credit risk is cash and cash equivalents. The Company maintains cash and cash equivalents balances at certain high quality financial institutions, and at times such balances may exceed the Federal Deposit Insurance Corporation $100,000 insurance limit. As of May 31, 2003, there were no uninsured portions of cash.

Loss Per Share

Basic loss per share is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As the Company has incurred net losses for 2003 and 2002, potential common shares (totaling 3,800,000 and 966,667 shares, respectively) were excluded from the computation as the effect would be anti-dilutive.

Comprehensive Income

Comprehensive income is not presented in the Company's consolidated financial statements since the Company did not have any items of comprehensive income in any period presented.

Segments of an Enterprise and Related Information

As the Company operates in one segment, the Company has not made segment disclosures in the accompanying consolidated financial statements.


 New Accounting Standard

On December 31, 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. Application of the provisions of SFAS 148 may be as of the beginning of the fiscal year or as of the beginning of the interim period in which SFAS 148 was issued. The Company has elected to adopt SFAS 148 as of the beginning of the current fiscal year. On April 30, 2003, the FASB issued a Financial Interpretation No. 45, "Disclosure Requirements Mandate Fair Value at Inception." FIN 45 states that "a guarantor is required to recognize, at the inception of a guarantee, a liability for the obligations it has undertaken in issuing the guarantee, including its ongoing obligations to stand ready to perfom over the term of the guarantee of the event that the specified triggering events or conditions occur. The objective of the initial measurement of that liability is the fair value of the guarantee at its inception." FIN 45 covers guarantee contracts such as financial and market value guarantees, performance guarantees, and indirect guarantees of the indebtedness of others. As of May 31, 2003, The Company does not have any guarantee contracts affected by this interpretation. On May 31, 2003 the FASB issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The remaining provisions of this statement are consistent with the Board's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own equity shares, depending on the nature of the relationship established between the holder and the issuer. Application f the provisions of SFAS 150 is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has elected to adopt SFAS 150 at the beginning of the next fiscal year.

Reclassifications

Certain reclassifications have been made to prior year amounts in the consolidated financial statements in order to conform to the current year presentation. These reclassifications have no effect on previously reported results of operations.

NOTE B - MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY

On January 22, 1987, the Company and a 50% investor formed VRT, Inc. ("VRT"), a Nevada corporation, for the purposes of developing a marketing strategy for its products. On January 26, 1987, the Company granted certain exclusive rights to VRT to market and distribute the Company's products. The agreement expired on November 30, 1996.

On April 30, 1987, pursuant to a merger agreement, VRT was combined with Viral, a Nevada corporation and an inactive public shell, which became the surviving corporation. In the transaction, Viral issued 15,000,000 shares of common stock to the company and its investor for all outstanding shares of VRT. After the merger, the Company owned 37% of Viral. Viral's Board of Directors is controlled by officers and directors of the Company. Additionally, the companies have the same management team, and Viral is economically dependent on the Company to fund its continuing operations. Therefore, Viral has been consolidated as it is effectively controlled by the Company.

At May 31, 2003, the assets and liabilities of Viral were as follows:

ASSETS
   Due from Meditech                                                  $  400,000
                                                                      ----------
         Total Assets                                                 $  400,000
                                                                      ==========
LIABILITIES
   Accounts Payable                                                   $    5,000
   Due to Meditech                                                       129,000
                                                                      ----------
         Total Liabilities                                               134,000
EQUITY                                                                $  266,000
                                                                      ----------
         Total Liabilities and Equity                                 $  400,000
                                                                      ==========

Amounts recorded as minority interest in consolidated subsidiary on the accompanying consolidated balance sheet represent the pro rata portion of Viral's equity attributable to minority stockholders.

NOTE C - COMMITMENTS AND CONTINGENCIES

Leases

Currently, the Company uses its operating facilities provided by its Chief Executive Officer, without a license agreement. During the years ended May 31, 2003 and 2002, the Company incurred approximately $18,000 and $12,000, respectively, of rent expense related to this lease. There is no guarantee the officer will be willing to provide these facilities in the future (see Note G).

Employment Agreements

The Company entered into employment agreements dated February 3, 2000 (amended on May 31, 2001) with two of its officers. The agreements are for three-year terms ending on March 15, 2003, however if it is not terminated by either party, the term shall be automatically renewed for successive one-year periods commencing on each anniversary date of the original term. As of May 31, 2003, the agreements were not terminated. The agreements provide for a combined base salary of $270,000 per annum for the first year with an increase at least equal to the consumer price index over each succeeding year. The agreements also provide for an annual bonus based on certain performance goals and a severance payment based on two years of base salary and bonus based, as defined, upon termination without cause or change of control of the Company. Additionally, on August 9, 2001, the Company granted to its officers, options to purchase a total of 44,900,000 shares of common stock exercisable at $0.056 per share and vesting immediately on the date of grant. No compensation expense was recognized for the granting of these options as the exercise price was equal to the market price on the date of grant.

Litigation

The Company may become involve in various legal proceedings and claims which arise in the ordinary course of its business. Management does not believe that these matters will have a material adverse effect on the Company's consolidated financial position or results of operations.

License Agreement

On February 3, 2000, the Company received $25,000 from Immune Network Research, Ltd. ("INR"), a Canadian pharmaceutical development company, under a letter of intent. The payment was made for a one-year irrevocable option granting INR the right to negotiate for an exclusive license for pharmaceutical applications worldwide outside of the United States. The Company then received an additional $100,000 from INR in anticipation of a definitive agreement. Under the terms of the letter, if an agreement is reached, the Company will issue an option to INR for up to 10,000,000 shares of common stock, exercisable at $0.03 per share. In return, the Company will receive royalties equal to 7% of net sales for all MTCH-24 (TM) products sold and 4% of net sales for all Viraplex (R) products sold by INR. The option was valued at $400,000 using the Black-Scholes option-pricing model, which was recorded as an operating expense on the date granted.

On May 25, 2001, the Company and INR entered into a definitive licensing agreement, which terminated the letter of intent. Under this licensing agreement the Company assigned its rights and interests in two applications of its proprietary products. In consideration of the assignment, INR agreed to pay a royalty equal to 2% of the gross worldwide sales of each of the products. The term of the royalty is the longer of 10 years or the life of any patent based on the products. The Company has not yet recognized any royalty revenue related to this agreement.

NOTE D - STOCKHOLDERS' DEFICIT

Preferred Stock

The Company is authorized to issue 25,000,000 shares of its $0.001 par value preferred stock. The Company has not issued any preferred stock to date.

Common Stock

During the year ended May 31, 2002, the Company received a reimbursement of $14,637 from INR, representing certain expenses related to registering securities in fiscal 2001. This reimbursement has been recorded as additional paid-in capital in the accompanying consolidated statements of stockholders' deficit.

In May 2003, the Company issued 300,000 shares of common stock to a consultant for work performed in connection with a proceeding against Meditech, recording consulting expense of $15,000.

During the year ended May 31, 2003, the Company issued 5,860,000 shares of common stock for cash of $64,000.

Stock Options

The Company has no formal stock option plan. From time to time, the Company issues stock options pursuant to various agreements and other compensating arrangements.

The following summarizes all transactions for the years ended May 31, 2003 and 2002 involving the Company's stock options:


During the year ended May 31,  2002,  the  Company  issued  options to  purchase
3,240,000  shares of its common stock to vendors and consultants of the Company.
The options are  exercisable at $0.023 per share for 2,700,000  options,  $0.028 per share for  500,000  options,  and $0.056 per share for  40,000  options  and expire at various dates  through May 2012.  500,000 of the options vest based on certain achievement of agreement and marketing  criteria,  as defined (valued at
$15,000 based on the  Black-Scholes  option  pricing model pursuant to SFAS 123, which will be recognized when earned in future  periods),  and all other options vest immediately.  The Company  recognized  $56,400 as consulting  expense under general and administrative  expenses in the accompanying  consolidated statement of  operations  related  to these  options,  in fiscal  year 2002  (based on the
Black-Scholes option pricing model pursuant to SFAS 123).

During the year ended May 31,  2002,  the  Company  issued  options to  purchase
47,800,000 shares of common stock to employees and stockholders of the Company, vesting immediately. The options are exercisable at $0.023 per share for 1,200,000 options, $0.028 per share for 1,700,000 options, and $0.056 per share for 44,900,000 options and expire at various dates through May 2012. No compensation expense was recognized as the exercise price at the dates of grant approximated the fair market value of the stock on those dates.

During the year ended May 31,  2003,  the  Company  issued  options to  purchase
1,500,000  shares of its common stock to vendors and consultants of the Company.
The options are exercisable at $0.010 per share for 1,250,000 options and $0.028 per share for 250,000 options and expire at various dates through February 2008.
All of these options vest immediately. The Company recognized $32,500 as consulting expense under general and administrative expenses in the accompanying consolidated statement of operations related to these options (based on the Black- Scholes option pricing model pursuant to SFAS 123).

During the year ended May 31,  2003,  the  Company  issued  options to  purchase
2,250,000 shares of common stock to employees and stockholders of the Company, vesting immediately. The options are exercisable at $0.010 per share and expire at various dates through December 2007. No compensation expense was recognized as the exercise price at the dates of grant approximates the fair market value of the stock on those dates.

Stock option activity for the years ended May 31, 2003 and 2002, is as follows:

                                                           2003                     2002
                                                 ----------------------   -----------------------
                                                               Weighted                  Weighted
                                                                Average                   Average
                                                               Exercise                  Exercise
                                                    Options     Options     Options       Price
                                                 -----------   --------   -----------    --------
Outstanding, beginning of year                    54,140,000   $   0.06     5,600,000    $   0.14
Granted                                            3,750,000       0.01    51,040,000        0.05
Exercised                                               --         --       (2,500,000)       0.06
                                                 -----------   --------   -----------    --------
Outstanding, end of year                          57,890,000       0.06    54,140,000        0.06
                                                 ===========   ========   ===========    ========
Exercisable, end of year                          57,890,000       0.06    53,640,000        0.06
                                                 ===========   ========   ===========    ========

Weighted average fair value of options granted          --         0.06         --           0.05
                                                 ===========   ========   ===========    ========


The following summarizes information about stock options outstanding at May 31, 2003:

                       Options Outstanding               Options Exercisable
                   ---------------------------   ---------------------------------
                      Weighted
                      Average                    Weighted    Weighted
                     Number of      Remaining    Average     Number of     Average
Range of Exercise     Shares       Contractual   Exercise     Shares      Exercise
    Prices         Outstanding     Life (Years)  Price      Exercisable     Price
-----------------  ------------   ------------   --------   -----------   --------
$0.0100 - $0.028      7,650,000        6.4       $  0.020     7,650,000   $  0.018
$0.0500 - $0.056     46,990,000        7.7          0.060    46,990,000      0.056
$0.0130 - $0.210      3,250,000        1.7       $  0.210     3,250,000   $  0.206
                   ------------   ------------   --------   -----------   --------
                     57,890,000                  $  0.080    57,890,000   $  0.074
                   ============                  ========   ===========   ========

Pro Forma Stock Option Information

Pro Forma information regarding net (loss) income is required by SFAS 123 and is determined as if the Company accounted for its employee stock options under the fair value method pursuant to SFAS 123, rather than the method pursuant to APB 25, as discussed in Note A. The fair value of these options is estimated at the date of grant based on the Black-Scholes options pricing model (the "Model") with the following assumptions for the years ended May 31, 2003 and 2002, respectively; risk free interest rate of 3.9% and 4.4%; expected dividend yield of 0%; expected life of the options of 5 years; and volatility factor of the expected market price of the Company's common stock of 88% and 150%.

The Model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, the Model requires the input of highly subjective assumptions including the expected stock price volatility. The Company's employee stock options have characteristics significantly different from those of traded options; changes in the subjective input assumptions can materially affect the fair value estimate.

NOTE E - INVESTMENT AGREEMENT

On June 30, 2000, and subsequently amended on February 15, 2001, the Company entered into an investment agreement with Swartz Private Equity, LLC ("Swartz"). The investment agreement entitles the Company to issue and sell common stock to Swartz in the form of put rights for up to an aggregate of $30,000,000 from time to time during a three-year period beginning on the date of an effective registration statement which was May 3, 2001.

Under the agreement, in order to invoke a put right, the Company must provide Swartz with at least 10 but not more than 20 business days advance notice of the date on which the Company intends to exercise a put right and must indicate the number of shares of common stock the Company intends to sell to Swartz. The Company may also designate a maximum dollar amount of common stock (not to exceed 2,000,000), which the Company will sell to Swartz during the put/and or a minimum purchase price per common share at which Swartz may purchase shares during the put. The number of shares of common stock sold to Swartz in a put may not exceed the lesser of (i) 1,500,000 shares; (ii) 15% of the aggregate daily reported trading volume of the Company's common shares, excluding certain block trades, during the 20 business days after the date of a put notice, with certain restrictions; (iii) 15% of the aggregate daily reported trading volume of common shares during the 20 days before the put date, excluding certain block trades; or (iv) a number of shares that, when added to the number of shares acquired by Swartz under the investment agreement during the 31 days preceding the put date, would exceed 9.99% of the total number of shares of common stock outstanding. For each common share, Swartz will pay the Company the lesser of (i) the market price for such put, minus $0.075 or (ii) 91% of the market price for the put.

Further, under the provisions of the agreement, during the term of the investment agreement and for a period of one year thereafter, the Company is prohibited from engaging in certain financing transactions involving the Company's equity securities.

During the year ended May 31, 2003, the Company exercised no put options. However, during the year ended May 2002, the Company exercised put options of 1,157,000 for $70,542 in cash (see Note D).

NOTE F - INCOME TAXES

Significant components of the Company's deferred tax assets and liabilities consisted of the following at May 31, 2003:

Deferred Tax Assets:
   Reserve for finance charges                                      $    59,006
   Accrued compensation                                               1,366,941
   Interest on related party advances                                 1,375,429
   Net operating loss carry forwards                                  1,183,305
   Valuation allowance                                               (3,984,681)
                                                                    -----------

         Net deferred tax asset                                     $      --
                                                                    ===========


The valuation allowance increased by $571,681 and $265,000 during the years ended May 31, 2003 and 2002, respectively. No current provision for income taxes for the year ended May 31, 2003 and 2002 is required, since the Company incurred net operating losses through May 31, 2003.


As of May 31, 2003, the Company had net operating loss carryforwards of approximately $2,200,000 for federal income tax reporting purposes available to offset future taxable income, which expire on 2018.

NOTE G  - RELATED PARTY TRANSACTIONS

Since inception, the Company has received advances from Petro-Med, Inc., an affiliate, to fund its working capital requirements. At May 31, 2003, the Company maintained short-term advances from affiliates of $4,539,346 which are due on demand. Accrued interest is attributed to and included in the outstanding balance as incurred. The advances bear interest at 9% per annum on any outstanding balance. During fiscal year ended May 31, 2003, both partners agreed to stop accruing interest on these advances. Interest expense on the advances was $197,699 and $369,775 for the years ended May 31, 2003 and 2002, respectively.

The Company maintains its primary place of business in facilities owned by the Chief Executive Office, for which it is charged rent expense (see Note C).

NOTE H - EARNINGS PER SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computation for the years ended May 31, 2003 and 2002.

                                                            2003           2002
                                                        ------------   ------------
Numerator for basic and diluted earning per share:
   Net loss contributed to common stockholders          $    612,896        972,073
                                                        ============   ============

Denominator for basic and diluted earnings per share:
   Weighted average shares (basic)                       155,512,905    151,225,693
   Common stock equivalents                                     --             --
                                                        ------------   ------------
   Weighted average shares (dilutive)                    155,512,905    151,225,693
                                                        ============   ============

Basic and diluted earnings per share -
   Loss per common share                                $       0.00   $       0.01
                                                        ============   ============

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           EAST WEST DISTRIBUTORS, INC.
                                           (Registrant)


Date: June 27, 2005 By                  By: /s/ Gerald N. Kern
                                           -------------------------------------
                                           President and Chief Executive Officer

















                                      -34-